ALEXANDRIA® | *Building the Future of Life-Changing Innovation®*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

SECOND QUARTER ENDED JUNE 30, 2022

25 YEARS ARE LISTED NYSE

eikon therapeutics
ALEXANDRIA CENTER
FOR LIFE SCIENCE

Alexandria executed a 285,346 RSF long-term lease with Eikon Therapeutics at 230 Harriet Tubman Way, a development project on our Alexandria Center® for Life Science – Millbrae campus in South San Francisco.

Rooted in Nobel Prize-winning technology, Eikon's super-resolution microscopy and machine learning platform enables the discovery and development of innovative therapeutics to save lives.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

CONFERENCE CALL INFORMATION:

Tuesday, July 26, 2022
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | corporateinformation@are.com

Joel S. Marcus
Executive Chairman &
Founder

Paula Schwartz
Managing Director,
Rx Communications Group
(917) 633-7790

Dean A. Shigenaga
President &
Chief Financial Officer

Stephen A. Richardson
Co-Chief Executive Officer

Sara M. Kabakoff
Vice President –
Communications

ALEXANDRIA'S MISSION-CRITICAL INFRASTUCTURE FOR MEDICAGO

A LEADER IN LIFESAVING PLANT-BASED VACCINES AND TREATMENTS

Alexandria executed a 104,531 RSF long-term lease extension with Medicago, an affiliated company of investment-grade-rated Mitsubishi Tanabe Pharma, at 7 Triangle Drive in Research Triangle. We have been providing Medicago with state-of-the-art manufacturing and greenhouse space since delivering this facility in 2011.

MEDICAGO LEVERAGES ITS INNOVATIVE PLANT-BASED TECHNOLOGY TO RAPIDLY DEVELOP VACCINES AND THERAPIES
in response to pressing public health challenges, including H1N1, COVID-19, opioid addiction, and cancer.

7 TRIANGLE DRIVE | RESEARCH TRIANGLE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	i

A REIT Industry-Leading High-Quality Roster of 1,000+ Tenants and Stable Long-Duration Cash Flows

PERCENTAGE OF ARE'S ANNUAL RENTAL REVENUE[1]

Multinational Pharmaceutical
18%
Life Science Product, Service, and Device
21%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
9%
Public Biotechnology – Approved or Marketed Product
15%
Investment-Grade and Large Cap Tech/Office
8%
Future Change in Use(3)
7%
Other(4)
4%
Private Biotechnology
8%
Public Biotechnology – Pre-clinical or Clinical Stage
10%

(1)Represents annual rental revenue in effect as of June 30, 2022.
(2)As of June 30, 2022. Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)Represents annual rental revenue currently generated from space that is targeted for a future change in use. The weighted-average remaining term of these leases is 4.2 years.
(4)Our other tenants, aggregating 4.0% of our annual rental revenue, comprise 3.0% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 1.0% from retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	ii

ALEXANDRIA'S RECORD RENTAL RATE INCREASES CONTINUE IN 2Q22

46.3%
22.3%
37.2%
15.0%
39.9%
30.9%
29.8%
10.7%
36.2%
17.4%
42.4%
25.4%
35.3%
19.3%
35.9%
22.9%
32.2%
16.5%
45.4%
33.9%
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
Rental Rate Increase
Rental Rate Increase (Cash Basis)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	iii

ALEXANDRIA'S CONTINUED OPERATIONAL EXCELLENCE DRIVES STRONG LEASING ACTIVITY IN 2Q22

Leasing volume of 2.3M RSF in 2Q22 represents the third-highest leasing quarter in Company history; 87% of this leasing activity was generated from a roster of over 1,000 tenants and other relationships

THREE HIGHEST QUARTERS OF LEASING ACTIVITY IN COMPANY HISTORY: 4Q21, 1Q22, AND 2Q22
1.3M
1.1M
0.8M
1.4M
1.5M
1.0M
0.7M
1.6M
1.2M
0.8M
1.2M
1.8M
0.7M
1.1M
1.2M
1.4M
1.7M
1.9M
1.8M
4.1M
2.5M
2.3M
2017
2018
2019
2020
2021
2022
RSF OF LEASES EXECUTED BY QUARTER

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	iv

ALEXANDRIA'S STRATEGIC VALUE HARVESTING: PARTIAL INTEREST SALE OF 300 THIRD STREET IN CAMBRIDGE, GREATER BOSTON

$166.5M	SALES PRICE
70%	PARTIAL INTEREST SOLD
4.6%	CAPITALIZATION RATE
4.3%	CAPITALIZATION RATE (CASH BASIS)
$1,802	SALES PRICE PER RSF
$113.0M	CONSIDERATION IN EXCESS OF BOOK VALUE

Alnylam
Alnylam
ONLY
NO TURN ON RED
fuji

300 THIRD STREET | CAMBRIDGE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	v

ALEXANDRIA'S STRATEGIC VALUE HARVESTING: DISPOSITION OF 12 SUBURBAN PROPERTIES ON ROUTES 128 AND 495, GREATER BOSTON

WESTBOROUGH
20 WALKUP DRIVE | 113,045 SF
LEXINGTON
29 HARTWELL AVENUE | 59,000 SF
35 HARTWELL AVENUE | 46,700 SF
44 HARTWELL AVENUE | 26,828 SF
60 WESTVIEW STREET | 40,200 SF
BEDFORD
3 PRESTON COURT | 30,123 SF
6-8 PRESTON COURT | 54,391 SF
35 WIGGINS AVENUE | 48,640 SF
45-47 WIGGINS AVENUE | 38,000 SF
MANSFIELD
111 FORBES BOULEVARD | 58,280 SF
130 FORBES BOULEVARD | 97,566 SF
WALTHAM
285 BEAR HILL ROAD | 26,270 SF
95
BOSTON / CAMBRIDGE
EXIT 49

$334.4M	SALES PRICE	5.1%	CAPITALIZATION RATE
100%	INTEREST SOLD	5.1%	CAPITALIZATION RATE (CASH BASIS)
$542	SALES PRICE PER RSF	$202.3M	GAIN RECOGNIZED

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	vi

HISTORIC-HIGH DEMAND FOR ALEXANDRIA'S BRAND TRANSLATES INTO HIGHLY LEASED PIPELINE AND NEAR-TERM RENTAL REVENUE GROWTH

Alexandria's highly leased value-creation pipeline is expected to generate significant incremental annual revenue through development and redevelopment of new Class A properties

VISIBILITY FOR FUTURE GROWTH IN ANNUAL RENTAL REVENUE

Projects Under Construction		Key Projects Expected to Commence Construction in the Next Six Quarters[1]		Total	Projected Incremental Annual Rental Revenue
5.9M RSF	+	1.9M RSF	=	7.8M RSF	>$665M
75% LEASED/NEGOTIATING		89% LEASED/NEGOTIATING		78% LEASED/NEGOTIATING	Primarily Commencing From 3Q22 Through 2Q25

As of June 30, 2022.
(1)We may also commence additional projects in this time frame, subject to market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	vii

HISTORICAL SOLID AND CONSISTENT DIVIDEND GROWTH

ANNUAL DIVIDEND PER SHARE
$2.61
$2.88
$3.05
$3.23
$3.45
$3.73
$4.00
$4.24
$4.48
$4.72
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022 (1)

Last 10 Years

6.8%

Average Annual Dividend Per Share Growth

(1)Represents dividend declared on June 30, 2022, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	viii

DIVIDEND STRATEGY FOCUSES ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES FOR REINVESTMENT

HISTORICAL CASH FLOWS FROM OPERATING ACTIVITIES – DISTRIBUTED VS. RETAINED

$313
$334
$343
$393
$451
$570
$684
$883
$1,010
$131
$127
$122
$135
$122
$171
$220
$325
$321
$300
$182
$207
$221
$258
$329
$399
$464
$558
$689
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022P
Dividends
Excess Cash Flows from Operating Activities After Dividends

$2.0B

Cash Flows from Operating Activities Retained for Reinvestment from 2013 – 2022P

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	ix

RECENTLY RELEASED

2021 ENVIRONMENTAL, SOCIAL & GOVERNANCE REPORT

325 BINNEY STREET
AT THE LEADING EDGE OF HIGH-PERFORMANCE BUILDING DESIGN
Harnessing Geothermal Energy
On Track to Have the Lowest Fossil Fuel Consumption Relative to Commercial Laboratory Buildings of Similar Size in Cambridge
TARGETING
92%
reduction in fossil fuel use
10%
reduction in embodied carbon
100%
of building energy consumption offset by on- and off-site renewable energy
LEED Platinum Core & Shell and LEED Zero Energy certifications
ALEXANDRIA REAL ESTATE EQUITIES, INC.
2021 ENVIRONMENTAL, SOCIAL & GOVERNANCE REPORT
DESIGNED TO BE THE MOST SUSTAINABLE LABORATORY BUILDING IN CAMBRIDGE
Alexandria's Pioneering 325 Binney Street Development
LOW-CARBON MATERIALS
Improved Concrete Mix
CLIMATE RESILIENCE
Stormwater Capture System
ENERGY EFFICIENCY
Fan Coil Units to Heat/Cool Zones and Filter Air Locally
FOSSIL FUEL REDUCTION
Exhaust Source Heat Pumps
CLIMATE RESILIENCE
Stormwater Capture System
RENEWABLE ELECTRICITY
Solar Array
GEOTHERMAL SYSTEM
Fossil Fuel Reduction for Heating/Cooling
ENERGY EFFICIENCY
High-Performance Facade With Triple Glazing
CLIMATE RESILIENCE
Stormwater Capture System
CLIMATE RESILIENCE
Raised Elevation
ALEXANDRIA
Building the Future of Life-Changing Innovation

To view and download the report, please visit the Corporate Responsibility page under Our Business Verticals on our company website at **www.are.com**.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	x

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

THAT'S WHAT'S IN
OUR DNA®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xi

BEST-IN-CLASS MISSION-DRIVEN LIFE SCIENCE REIT MAKING A POSITIVE AND LASTING IMPACT ON THE WORLD

A Mission-Driven Company and a Leader in ESG (Environmental, Social, and Governance)

Our ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

Long-Tenured Executive Management Team

Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

Unique Strategy and Operational Excellence That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade Rated REIT

Stable, Long-Duration Cash Flows

Class A properties in AAA locations

Weighted-average remaining lease term: 7.1 years[(2)]

Strong Core Operating Metrics – Same Property Revenue and Net Operating Income

Favorable triple net lease structure with annual rent escalations

Historically strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Disciplined Allocation of Capital to the Development and Redevelopment of Highly Leased New Class A Properties

Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual rental revenue

Prudent Management of Our Strong and Flexible Balance Sheet

Liquidity: $5.5 billion[(1)]

Weighted-average remaining debt term: 13.6 years[(2)]

Unique Underwriting Expertise and Experience

Prudent underwriting of innovative life science, agtech, and technology tenants

Development of strategic relationships

(1)As of June 30, 2022. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(2)As of June 30, 2022.
(3)As of June 30, 2022. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xii

COMMUNICATIONS AND REPORTING EXCELLENCE
2022
Nareit
SILVER AWARD
LARGE CAP EQUITY REIT
2015
2016
2018
2019
2020
2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
FIFTH CONSECUTIVE AND SEVENTH OVERALL CARE AWARD
THE MOST NAREIT INVESTOR CARE GOLD AWARDS EARNED BY ANY EQUITY REIT

TOP 10% Credit Rating Ranking Among All Publicly Traded U.S. REITs[1]

ARE S&P 500

Baa1

Stable[1]

MOODY'S INVESTORS SERVICE

BBB+

Positive[1]

S&P Global Ratings

(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of June 30, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xiii

ALEXANDRIA'S STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

CREDIT RATINGS (1)

TOP**10%** Ranking Among All Publicly Traded U.S. REITs

Moody's Investors Service: **Baa1** Stable

S&P Global Ratings: **BBB+** Positive

SIGNIFICANT LIQUIDITY (2)

$5.5B

Liquidity

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA (3)

≤5.1x

4Q22 Goal

DEBT MATURITIES (4)

No Debt Maturing Prior to 2025

WEIGHTED-AVERAGE REMAINING DEBT TERM (4)

13.6

Years

(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of June 30, 2022.
(2)As of June 30, 2022. Refer to “Key credit metrics” of our Supplemental Information for additional details.
(3)Quarter annualized.
(4)As of June 30, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xiv

ALEXANDRIA'S MISSION-DRIVEN AND INDUSTRY-LEADING ESG PROGRAM

GRESB REAL ESTATE sector leader 2021

#1
BUILDINGS IN DEVELOPMENT
Diversified List

#2
BUILDINGS IN OPERATION
Science & Technology

A
GRESB DISCLOSURE SCORE
2018–2021

fitwel
FITWEL IMPACT AWARD
Highest-Scoring Project
2020 | 2021

Fitwel Viral Response Certified
2020 | 2021

MSCI
"A" RATING

#5
MOST SUSTAINABLE U.S. REIT[(1)]

SUSTAINALYTICS
LOW RISK

FAST COMPANY
INNOVATION BY DESIGN 2021
IMPACT HONOREE

9/11 MEMORIAL & MUSEUM
2021 BENEFIT HONOREE

STEAMCODERS
CORPORATE VANGUARD AWARD

(1)Source: Barron’s, “10 Real Estate Companies That Are Both Greener and More Profitable,” February 19, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xv

ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating efficient and healthy buildings, reducing carbon emissions, and mitigating climate risk

Proactively Managing and Mitigating Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE–RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS

Sea Level Rise | Precipitation | Drought | Extreme Heat | Wildfire

Driving High-Performance Building Design

Proactively Designing All-Electric Buildings

230 HARRIET TUBMAN WAY

751 GATEWAY BOULEVARD

2025 Environmental Goals and Progress for Buildings in Operation

Carbon Emissions Reduction
(MTCO2e)
30%(1)
19.5%(3)
2015-2021
Energy Use Reduction
(kWh)
25%(1)
19.4%(3)
2015-2021
Potable Water Use Consumption
(Gal)
10%(1)
23.1%(3)
2015-2021
Waste Diversion
(Ton)
45%(2)
41.1%(3)
2021

Environmental data for 2021 reflected in the chart above received independent limited assurance from DNV Business Assurance USA, Inc.
(1)2025 environmental goal for Alexandria’s cumulative progress relative to a 2015 baseline on a like-for-like basis for buildings in operation that the company directly manages.
(2)2025 environmental goal for buildings in operation that Alexandria indirectly and directly manages. In alignment with industry best practice, the company reports waste diversion annually; the 2025 goal is to achieve a waste diversion rate of at least 45% by 2025.
(3)Progress toward 2025 goal.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xvi

ALEXANDRIA’S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing disruptive solutions to some of society’s most urgent challenges

Accelerating Groundbreaking Medical Research to Advance Lifesaving Treatments and Cures

Harnessing the Agrifood Ecosystem to Combat Hunger, Improve Nutrition, and Support Human Health at Its Most Fundamental Level

Bolstering the Resilience of Our Military, Our Veterans, and Their Families

Overcoming the Opioid Epidemic and Revolutionizing Addiction Treatment

Empowering Underserved Students to Achieve Long-Term Success and Reach Their Potential as Leaders in the Community Through Education

Building a Model for a Comprehensive, Sustainable Solution to Address Homelessness

Addressing the Mental Health Crisis With a Focus on Helping Children Cope With Suicide Loss

Supporting Museums to Preserve History and Honor Our Greatest Heroes

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xvii

Table of Contents
June 30, 2022

EARNINGS PRESS RELEASE	Page		Page
Second Quarter Ended June 30, 2022 Financial and Operating Results	1	Earnings Call Information and About the Company	8
Acquisitions	4	Consolidated Statements of Operations	9
Dispositions and Sales of Partial Interest	5	Consolidated Balance Sheets	10
Guidance	6	Funds From Operations and Funds From Operations per Share	11

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	14	External Growth / Investments in Real Estate
Investor Information	15	Investments in Real Estate	33
Financial and Asset Base Highlights	16	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	18	Recent Deliveries	35
Class A Properties in AAA Locations	19	Current Projects	38
Occupancy	20	Summary of Pipeline	43
Internal Growth		Construction Spending	47
Key Operating Metrics	21	Joint Venture Financial Information	48
Same Property Performance	22	Balance Sheet Management
Leasing Activity	23	Investments	50
Contractual Lease Expirations	24	Key Credit Metrics	51
Top 20 Tenants	25	Summary of Debt	52
Summary of Properties and Occupancy	26	Definitions and Reconciliations
Property Listing	27	Definitions and Reconciliations	55

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 8 of this Earnings Press Release and Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xviii

Alexandria Real Estate Equities, Inc. Reports:
2Q22 and 1H22 Net Income per Share – Diluted of $1.67 and $0.74, respectively; and
2Q22 and 1H22 FFO per Share – Diluted, As Adjusted, of $2.10 and $4.15, respectively

PASADENA, Calif. – July 25, 2022 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the second quarter ended June 30, 2022.

Key highlights
Operating results	2Q22	2Q21	1H22	1H21
Total revenues:
In millions	$643.8	$509.6	$1,258.8	$989.5
Growth	26.3%		27.2%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$269.3	$380.6	$118.5	$388.5
Per share	$1.67	$2.61	$0.74	$2.74
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$338.8	$282.3	$663.4	$545.2
Per share	$2.10	$1.93	$4.15	$3.84
Ringing of the New York Stock Exchange Opening Bell to celebrate our 25th anniversary
In celebration of our 25th anniversary as a publicly traded company, we recently rang The Opening Bell® at the New York Stock Exchange to mark this momentous milestone. From our initial public offering on May 27, 1997 through May 27, 2022, we have generated a total stockholder return (“TSR”) of 1,902%, assuming reinvestment of dividends, substantially outperforming the MSCI U.S. REIT Index TSR of 803% and the FTSE Nareit Equity Office Index TSR of 457%.
A REIT industry-leading high-quality roster of over 1,000 tenants with high-quality revenues and cash flows, strong margins, and operational excellence

Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	50%

Sustained strength in tenant collections:
Tenant receivables as of June 30, 2022	$7.1	million
July tenant rent and receivables collected as of July 25, 2022	99.9%

Occupancy of operating properties in North America	94.6%
Occupancy of operating properties in North America (excluding vacancy at recently acquired properties)	98.4%	(1)
Operating margin	70%
Adjusted EBITDA margin	70%

Weighted-average remaining lease term:
All tenants	7.1	years
Top 20 tenants	10.2	years
(1)Excludes 1.6 million RSF, or 3.8%, of vacancy at recently acquired properties representing lease-up opportunities that are expected to provide incremental annual rental revenue. Refer to “Occupancy” in our Supplemental Information.
(1)

Record rental rate increases and continued historic high leasing volume
•For 2Q22, rental rate increases of 45.4% and 33.9% (cash basis) represent the second- highest and the highest quarterly increases in Company history, respectively.
•During 2Q22, we executed 2,279,758 RSF of leasing activity, representing the third-highest quarter of leasing volume in Company history; 87% of this leasing activity was generated from a roster of over 1,000 tenants and other relationships.

	2Q22	1H22
Total leasing activity – RSF	2,279,758	4,743,196
Leasing of development and redevelopment space – RSF	916,436	2,356,132
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,087,082	1,951,159
Rental rate increases	45.4%	39.0%
Rental rate increases (cash basis)	33.9%	25.2%
Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.6 billion for 2Q22 annualized, up $315.5 million, or 24.3%, compared to 2Q21 annualized.
•97% of our leases contain contractual annual rent escalations approximating 3%.
•Same property net operating income increases:
•7.5% and 10.2% (cash basis) for 2Q22 over 2Q21, representing the second- and third-highest increases in the past 10 years, respectively.
•7.7% and 8.6% (cash basis) for 1H22 over 1H21.
Strong valuations for partial interest sale and dispositions
During 2Q22, we completed a partial interest sale and dispositions aggregating $548.7 million, including:
•Sale of a 70% interest in 300 Third Street in our Cambridge/Inner Suburbs submarket for a sales price of $166.5 million, or $1,802 per RSF, representing capitalization rates of 4.6% and 4.3% (cash basis).
•Sale of 12 properties in our Route 128 and Route 495 suburban submarkets of Greater Boston for an aggregate sales price of $334.4 million, or $542 per RSF, representing a capitalization rate (cash basis) of 5.1%.
Strong and flexible balance sheet with significant liquidity as of June 30, 2022
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs.
•Net debt and preferred stock to Adjusted EBITDA of 5.5x and fixed-charge coverage ratio of 5.1x for 2Q22 annualized.
•Total debt and preferred stock to gross assets of 28%.
•98.3% of our debt has a fixed rate.
•13.6 years weighted-average remaining term of debt.
•$5.5 billion of liquidity.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	1

Second Quarter Ended June 30, 2022 Financial and Operating Results (continued)
June 30, 2022

Continued high demand for Alexandria’s brand drives visibility for future growth aggregating $665 million of incremental annual rental revenue
Our highly leased value-creation pipeline of current and key near-term projects that are under construction or that will commence construction in the next six quarters is expected to generate greater than $665 million of incremental annual rental revenue, primarily commencing from 3Q22 through 2Q25.
•7.8 million RSF of our value-creation projects, which are 78% leased/negotiating, are either under construction or expected to commence construction in the next six quarters.
Continued dividend strategy to share growth in cash flows with stockholders
Common stock dividend declared for 2Q22 of $1.18 per common share, aggregating $4.60 per common share for the twelve months ended June 30, 2022, up 24 cents, or 6%, over the twelve months ended June 30, 2021. Our FFO payout ratio of 56% for the three months ended June 30, 2022 allows us to continue to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.
Seventh overall Nareit Investor CARE Award winner
We received the 2022 Nareit Investor CARE (Communications and Reporting Excellence) Silver Award in the Large Cap Equity REIT category for superior shareholder communications and reporting. This represents our fifth consecutive and seventh overall Nareit Investor CARE Award since 2015, demonstrating consistency in delivering best-in-class transparency, quality, and efficiency in communications and reporting to the investment community.
Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:

(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
	2Q22	2Q21	2Q22	2Q21	1H22	1H21	1H22	1H21
Unrealized (losses) gains on non-real estate investments	$(68.1)	$244.0	$(0.42)	$1.67	$(331.6)	$197.8	$(2.07)	$1.39
Significant realized gains on non-real estate investments	—	34.8	—	0.24	—	57.7	—	0.41
Gain on sales of real estate	214.2	—	1.33	—	214.2	2.8	1.34	0.02
Impairment of real estate	—	(4.9)	—	(0.03)	—	(10.1)	—	(0.07)
Loss on early extinguishment of debt	(3.3)	—	(0.02)	—	(3.3)	(67.3)	(0.02)	(0.47)
Total	$142.8	$273.9	$0.89	$1.88	$(120.7)	$180.9	$(0.75)	$1.28

External growth and investment in real estate
Delivery and commencement of value-creation projects
•During 2Q22, we placed into service development and redevelopment projects aggregating 375,394 RSF across multiple submarkets.
•80% of construction costs related to active development and redevelopment projects aggregating 5.9 million RSF are under a guaranteed maximum price (“GMP”) contract or other fixed contracts. Our budgets also include construction cost contingencies in GMP contracts plus additional landlord contingencies that generally range between 3% and 5%.
•Annual net operating income (cash basis) is expected to increase by $39 million upon the burn-off of initial free rent from recently delivered projects.
•During 2Q22, we commenced construction on six value-creation projects aggregating 917,599 RSF, including the following development projects:
•320,809 RSF, 36% leased, at 99 Coolidge Avenue in our Cambridge/Inner Suburbs submarket;
•248,018 RSF, 85% leased, at 500 North Beacon Street and 4 Kingsbury Avenue in our Cambridge/Inner Suburbs submarket;
•90,000 RSF, 29% leased, at 9808 Medical Center Drive in our Rockville submarket; and
•88,038 RSF, 100% leased, at our expansion at 6040 George Watts Hill Drive in our Research Triangle submarket.
•As of 2Q22, our highly leased value-creation pipeline of current and key near-term projects that are under construction or that will commence construction in the next six quarters aggregates 7.8 million RSF and is 78% leased/negotiating.

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross assets	2Q22
Under construction projects 75% leased/negotiating	10%
Pre-leased/negotiating near-term projects expected to commence construction in the next six quarters 89% leased/negotiating	1%
Income-producing/potential cash flows/covered land play(1)	8%
Land	2%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.
Alexandria is at the vanguard of innovation for a high-quality roster of over 1,000 tenants, with a focus on accommodating their current needs and providing them with a path for future growth
•Reduced the upper end of our range of 2022 guidance for acquisitions by $750 million to a range from $2.6 billion to $2.8 billion.
•During 2Q22, we completed acquisitions in our key life science cluster submarkets aggregating 1.1 million RSF of future development and redevelopment opportunities for an aggregate purchase price of $280.1 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	2

Second Quarter Ended June 30, 2022 Financial and Operating Results (continued)
June 30, 2022

Balance sheet management
Key metrics as of June 30, 2022
•$33.7 billion in total market capitalization.
•$23.4 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.
•No debt maturities prior to 2025.
•13.6 years weighted-average remaining term of debt.

	2Q22		Goal
	Quarter	Trailing	4Q22
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.5x	5.9x	Less than or equal to 5.1x
Fixed-charge coverage ratio	5.1x	5.1x	Greater than or equal to 5.1x

Key capital events
•During 2Q22, we entered into new forward equity sales agreements aggregating $403.4 million to sell 2.4 million shares under our ATM program at an average price of $169.38 per share (before underwriting discounts). As of June 30, 2022, the remaining aggregate amount available under our ATM program for future sales of common stock was $246.6 million.
•During 2Q22, we did not issue shares to settle our outstanding forward equity agreements. We expect to issue an aggregate of 9.0 million shares at an average price of $187.91 per share to settle all our outstanding forward equity sales agreements and receive net proceeds of approximately $1.7 billion in 2H22.
•In April 2022, we repaid two secured notes payable aggregating $195.0 million due in 2024 with an effective interest rate of 3.40%. As a result, we recognized a loss on early extinguishment of debt of $3.3 million.
Investments
•As of June 30, 2022:
•Our investments aggregated $1.7 billion.
•Unrealized gains presented in our consolidated balance sheets were $459.8 million, comprising gross unrealized gains and losses aggregating $565.5 million and $105.7 million, respectively.
•Investment loss of $39.5 million, presented in our consolidated statements of operations, consisted of $28.6 million of realized gains and $68.1 million of unrealized losses/changes in fair value.
Subsequent event
•On July 1, 2022, Stephen A. Richardson, our Co-Chief Executive Officer, tendered his resignation from all of his positions with the Company and its subsidiaries, effective July 31, 2022, and notified the Company of his intent to retire from full-time employment and his professional career for family and personal reasons.
Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society
•In June 2022, we released our 2021 ESG Report, which highlights our longstanding ESG leadership. The report details our efforts to advance our ESG impact, including by driving high-performance building design and operations to reduce carbon emissions, mitigating climate-related risk in our real estate portfolio, and investing in and providing essential infrastructure for sustainable agrifoodtech companies. It also showcases Alexandria’s comprehensive efforts to catalyze the health, wellness, safety, and productivity of our employees, tenants, local communities, and the world through the built environment and beyond, including through our visionary social responsibility endeavors. Notable initiatives presented in the report that highlight our innovative approach include:
•Furthering the development of our approach to physical and transitional climate-related risk by initiating a process to assess and understand potential physical risk and pathways to mitigate and adapt to climate change, as well as preparing for the transition to a low-carbon economy and continuing to develop science-based targets;
•Implementing innovative solutions to minimize fossil fuel use in our state-of-the-art laboratory development projects, such as at 325 Binney Street, which will harness geothermal energy to target a LEED Zero Energy certification and a 92% reduction in fossil fuel use as a key component of its design to be the most sustainable laboratory building in Cambridge; at 751 Gateway Boulevard, which is pursuing electrification and is tracking to be the first all-electric laboratory building in South San Francisco; and at the Alexandria Center® for Life Science – South Lake Union mega campus in Seattle, where the Company is incorporating an innovative wastewater heat recovery system; and
•Increasing our investment in renewable electricity to mitigate carbon emissions in our existing asset base, including through a large-scale solar power purchase agreement that will significantly increase the supply of renewable electricity to our Greater Boston market starting in 2024.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $33.7 billion and an asset base in North America of 74.1 million SF as of June 30, 2022. The asset base in North America includes 41.1 million RSF of operating properties and 5.9 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.2 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	3

Acquisitions
June 30, 2022
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage								Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Operating With Future Development/ Redevelopment		Operating(2)		Operating		Total(3)

Completed in 1Q22			29	91%	4,617,991	2,668,494		451,760		—		7,306,305	$1,840,717

Completed in 2Q22:
One Hampshire Street(4)	Cambridge/Inner Suburbs/ Greater Boston	6/23/22	1	100%	—	88,591		—		—		88,591	140,000
Other	Various	Various	2	76	869,000	109,557		—		—		978,557	140,146
			3	87%	869,000	198,148	(5)	—	(5)	—	(5)	1,067,148	280,146

Completed in July 2022													9,561
													2,130,424
Pending(6)	Various	3Q22											275,000
Other													244,576
2022 acquisitions (midpoint)													$2,650,000

2022 guidance range(7)												$2,550,000 – $2,750,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents the operating component of our value-creation acquisitions that is not expected to undergo future development or redevelopment.
(3)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. We intend to demolish and develop or to redevelop the existing properties upon expiration of the existing in-place leases. Refer to “Definitions and reconciliations” in our Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)Represents the acquisition of a condominium in two floors of a seven-story building.
(5)We expect the acquisitions completed during the three months ended June 30, 2022 to generate initial annual net operating income of approximately $9 million for the twelve months following acquisition. These acquisitions included three operating properties with a weighted-average acquisition date of June 16, 2022 (weighted by initial annual net operating income).
(6)Represents acquisitions of land parcels to expand our mega campuses in our Cambridge and University Town Center submarkets.
(7)We reduced the upper end of our range of 2022 guidance for acquisitions by $750 million. Refer to “Guidance” on page 6 of this Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	4

Dispositions and Sales of Partial Interest
June 30, 2022
(Dollars in thousands)

Capitalization Rate (Cash Basis)	Sales Price per RSF	Gain or Consideration in Excess of Book Value
Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Capitalization Rate	Sales Price

Completed 1H22:
100 Binney Street	Cambridge/Inner Suburbs/Greater Boston	3/30/22	70%	432,931	3.6%	3.5%	$713,228	(1)	$2,353	$413,615	(2)
300 Third Street	Cambridge/Inner Suburbs/Greater Boston	6/27/22	70%	131,963	4.6%	4.3%	166,485	(1)	$1,802	113,020	(2)
Alexandria Park at 128, 285 Bear Hill Road, 111 and 130 Forbes Boulevard, and 20 Walkup Drive	Route 128 and Route 495/Greater Boston	6/8/22	100%	617,043	5.1%	5.1%	334,397	$542	202,325
Other	N/A	N/A	47,800	N/A	11,895
1,261,910	$740,855
Completed in July 2022:
1450 Owens Street	Mission Bay/San Francisco Bay Area	7/1/22	20%	(3)	191,000	N/A	N/A	25,039	(1)	N/A	$10,083	(2)
1,286,949

Pending	San Diego	3Q22	TBD	TBD	140,000	–	160,000	TBD
Other	TBD	TBD	TBD	588,051	TBD
2022 dispositions (midpoint)	$2,025,000

2022 guidance range	$1,450,000 – $2,600,000

(1)Represents the contractual sales price for the percentage interest of the property sold by us.
(2)We retained control over the newly formed real estate joint venture and therefore continued to consolidate this property. We accounted for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.
(3)Relates to the sale of a land parcel. Upon completion of the transaction, the noncontrolling interest share for our joint venture partner is 20% and is anticipated to increase to 75% as our partner contributes capital for construction over time.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	5

Guidance
June 30, 2022
(Dollars in millions)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2022. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 8 of this Earnings Press Release for additional details.

Key changes to our guidance include the reduction of an aggregate $635 million to our uses of capital, comprising a $350 million reduction in acquisitions and a $285 million reduction in construction spending. This reduction was offset by construction spending from January through June 2022, which increased by $335 million to slightly above the high end of our previous guidance range, as a result of construction spending associated with the leasing of our development and redevelopment projects under construction and our near-term pipeline projects. In addition, the midpoint of our guidance for funds from operations per share, as adjusted increased by three cents driven by strong same property performance and general and administrative savings in 2H22 resulting from the retirement of Stephen A. Richardson, our Co-Chief Executive Officer.

			2022 Guidance
Reduction in uses of capital	Reduction	Summary of key changes in guidance	As of 7/25/22	As of 4/25/22
Construction	$285	EPS, FFO per share, and FFO per share, as adjusted	Refer to page 7
Acquisitions	$350	Same property net operating income increase	6.0% to 8.0%	5.9% to 7.9%
		Same property net operating income increase (cash basis)	6.8% to 8.8%	6.5% to 8.5%
		General and administrative expenses	$172 to $180	$168 to $176

	As of 7/25/22
Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items	As of 4/25/22 Midpoint	Key Changes to Midpoint
Sources of capital:
Net cash provided by operating activities after dividends	$275	$325	$300		$300
Net incremental debt	1,361	561	961	See below	950
Dispositions and sales of partial interest (refer to page 5)	1,450	2,600	2,025	$1,287	1,950	$75
Common equity	2,364	2,364	2,364	$2,364 (1)	2,750	$(386)
Total sources of capital	$5,450	$5,850	$5,650		$5,950
Uses of capital:
Construction	$2,900	$3,100	$3,000		$2,950	$50
Acquisitions (refer to page 4)	2,550	2,750	2,650	$2,130	3,000	$(350)
Total uses of capital	$5,450	$5,850	$5,650		$5,950
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,800	$1,800	$1,800	$1,800	$1,800
Repayments of secured notes payable	(195)	(195)	(195)	$(195)	(195)
Unsecured senior line of credit, commercial paper, and other	(44)	(744)	(394)		(655)
Incremental cash expected to be held at December 31, 2022(2)	(200)	(300)	(250)		—	$(250)
Net incremental debt	$1,361	$561	$961		$950

(1)Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details. During the six months ended June 30, 2022, we entered into new forward equity sales agreements aggregating $2.4 billion to sell 12.3 million shares of our common stock. During 1Q22, we settled a portion of these forward equity sales agreements by issuing 3.2 million shares and received net proceeds of $648.2 million. We expect to issue 9.0 million shares to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $1.7 billion in 2022.
(2)We expect this forecasted cash at December 31, 2022 to result in a reduction of our 2023 debt capital needs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	6

Guidance (continued)
June 30, 2022
(Dollars in millions, except per share amounts)

Projected 2022 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 7/25/22	As of 4/25/22
Earnings per share(1)	$2.14 to $2.20	$1.08 to $1.18
Depreciation and amortization of real estate assets	5.50	5.65
Gain on sales of real estate	(1.34)	—
Allocation to unvested restricted stock awards	(0.02)	(0.02)
Funds from operations per share(2)	$6.28 to $6.34	$6.71 to $6.81
Unrealized losses on non-real estate investments	2.07	1.67
Loss on early extinguishment of debt(3)	0.02	0.02
Acceleration of stock compensation due to executive officer resignation(4)	0.04	—
Allocation to unvested restricted stock awards	(0.02)	(0.02)
Other	(0.01)	(0.05)
Funds from operations per share, as adjusted(1)	$8.38 to $8.44	$8.33 to $8.43
Midpoint	$8.41	$8.38

	As of 7/25/22		As of 4/25/22
Key Assumptions	Low	High	Low	High
Occupancy percentage in North America as of December 31, 2022	95.2%	95.8%	95.2%	95.8%
Lease renewals and re-leasing of space:
Rental rate increases	30.0%	35.0%	30.0%	35.0%
Rental rate increases (cash basis)	18.0%	23.0%	18.0%	23.0%
Same property performance:
Net operating income increase	6.0%	8.0%	5.9%	7.9%
Net operating income increase (cash basis)	6.8%	8.8%	6.5%	8.5%
Straight-line rent revenue(5)	$144	$154	$154	$164
General and administrative expenses(4)	$172	$180	$168	$176
Capitalization of interest	$269	$279	$269	$279
Interest expense	$90	$100	$90	$100

Key Credit Metrics	As of 7/25/22	As of 4/25/22
Net debt and preferred stock to Adjusted EBITDA – 4Q22 annualized	Less than or equal to 5.1x	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q22 annualized	Greater than or equal to 5.1x	Greater than or equal to 5.1x

(1)Excludes unrealized gains or losses after June 30, 2022 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details.
(4)Relates to the resignation of an executive officer in July 2022. General & administrative expenses increased by $4 million, including $7 million related to the acceleration of stock compensation due to the resignation of Stephen A. Richardson, our Co-Chief Executive Officer, partially offset by compensation savings in 2H22. Refer to “Subsequent event” on page 3 of this Earnings Press release for additional information.
(5)The $10 million reduction in our guidance range for straight-line rent revenue includes reductions attributable to the following items:
•Changes to our capital plan for 2022 as highlighted in our updated guidance for key sources and uses of capital on the previous page, including the following:
•Lower acquisitions with operating activities in 2022 as well as the $350 million reduction in the midpoint of our guidance range for acquisitions; and
•Higher dispositions compared to sales of partial interest.
•Acceleration of $2 million contractual rental payments due under one long-term lease in our Cambridge/Inner Suburbs submarket.
•Early terminations of below-market leases:
•Includes two spaces aggregating 141,649 RSF in two markets, of which 51% has been re-leased at aggregate rental rate increases of 114% and 140% (cash basis). We expect the re-leased spaces to take occupancy by 3Q22.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	7

Earnings Call Information and About the Company
June 30, 2022

We will host a conference call on Tuesday, July 26, 2022, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the second quarter ended June 30, 2022. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, July 26, 2022. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 7939670.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2022 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2022q2.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Stephen A. Richardson, co-chief executive officer; Dean A. Shigenaga, president and chief financial officer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, vice president – communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $33.7 billion and an asset base in North America of 74.1 million square feet (“SF”) as of June 30, 2022. The asset base in North America includes 41.1 million RSF of operating properties and 5.9 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.2 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2022 earnings per share attributable to Alexandria’s common stockholders – diluted, 2022 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	8

Consolidated Statements of Operations
June 30, 2022
(Dollars in thousands, except per share amounts)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Revenues:
Income from rentals	$640,959	$612,554	$574,656	$546,527	$508,371	$1,253,513	$987,066
Other income	2,805	2,511	2,267	1,232	1,248	5,316	2,402
Total revenues	643,764	615,065	576,923	547,759	509,619	1,258,829	989,468

Expenses:
Rental operations	196,284	181,328	175,717	165,995	143,955	377,612	281,843
General and administrative	43,397	40,931	41,654	37,931	37,880	84,328	71,876
Interest	24,257	29,440	34,862	35,678	35,158	53,697	71,625
Depreciation and amortization	242,078	240,659	239,254	210,842	190,052	482,737	370,965
Impairment of real estate	—	—	—	42,620	4,926	—	10,055
Loss on early extinguishment of debt	3,317	—	—	—	—	3,317	67,253
Total expenses	509,333	492,358	491,487	493,066	411,971	1,001,691	873,617

Equity in earnings of unconsolidated real estate joint ventures	213	220	3,018	3,091	2,609	433	6,146
Investment (loss) income	(39,481)	(240,319)	(112,884)	67,084	304,263	(279,800)	305,277
Gain (loss) on sales of real estate	214,219	—	124,226	(435)	—	214,219	2,779
Net income (loss)	309,382	(117,392)	99,796	124,433	404,520	191,990	430,053
Net income attributable to noncontrolling interests	(37,168)	(32,177)	(24,901)	(21,286)	(19,436)	(69,345)	(36,848)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	272,214	(149,569)	74,895	103,147	385,084	122,645	393,205
Net income attributable to unvested restricted stock awards	(2,934)	(2,081)	(2,098)	(1,883)	(4,521)	(4,134)	(4,663)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$269,280	$(151,650)	$72,797	$101,264	$380,563	$118,511	$388,542

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$1.67	$(0.96)	$0.47	$0.67	$2.61	$0.74	$2.74
Diluted	$1.67	$(0.96)	$0.47	$0.67	$2.61	$0.74	$2.74

Weighted-average shares of common stock outstanding:
Basic	161,412	158,198	153,464	150,854	145,825	159,814	141,596
Diluted	161,412	158,198	154,307	151,561	146,058	159,814	141,896

Dividends declared per share of common stock	$1.18	$1.15	$1.15	$1.12	$1.12	$2.33	$2.21

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	9

Consolidated Balance Sheets
June 30, 2022
(In thousands)

	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Assets
Investments in real estate	$27,952,931	$27,100,009	$24,980,669	$23,071,514	$21,692,385
Investments in unconsolidated real estate joint ventures	37,587	38,456	38,483	321,737	323,622
Cash and cash equivalents	420,258	775,060	361,348	325,872	323,876
Restricted cash	97,404	95,106	53,879	42,182	33,697
Tenant receivables	7,069	7,570	7,379	7,749	6,710
Deferred rent	905,699	881,743	839,335	816,219	781,600
Deferred leasing costs	498,434	484,184	402,898	329,952	321,005
Investments	1,657,461	1,661,101	1,876,564	2,046,878	1,999,283
Other assets	1,667,210	1,801,027	1,658,818	1,596,615	1,536,672
Total assets	$33,244,053	$32,844,256	$30,219,373	$28,558,718	$27,018,850

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$24,986	$208,910	$205,198	$198,758	$227,984
Unsecured senior notes payable	10,096,462	10,094,337	8,316,678	8,314,851	8,313,025
Unsecured senior line of credit and commercial paper	149,958	—	269,990	749,978	299,990
Accounts payable, accrued expenses, and other liabilities	2,317,940	2,172,692	2,210,410	2,149,450	1,825,387
Dividends payable	192,571	187,701	183,847	173,560	170,647
Total liabilities	12,781,917	12,663,640	11,186,123	11,586,597	10,837,033

Commitments and contingencies

Redeemable noncontrolling interests	9,612	9,612	9,612	11,681	11,567

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,615	1,614	1,580	1,532	1,507
Additional paid-in capital	17,149,571	16,934,094	16,195,256	14,727,735	14,194,023
Accumulated other comprehensive loss	(11,851)	(5,727)	(7,294)	(6,029)	(4,508)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	17,139,335	16,929,981	16,189,542	14,723,238	14,191,022
Noncontrolling interests	3,313,189	3,241,023	2,834,096	2,237,202	1,979,228
Total equity	20,452,524	20,171,004	19,023,638	16,960,440	16,170,250
Total liabilities, noncontrolling interests, and equity	$33,244,053	$32,844,256	$30,219,373	$28,558,718	$27,018,850

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	10

Funds From Operations and Funds From Operations per Share
June 30, 2022
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Net income (loss) attributable to Alexandria’s common stockholders	$269,280	$(151,650)	$72,797	$101,264	$380,563	$118,511	$388,542
Depreciation and amortization of real estate assets	238,565	237,160	234,979	205,436	186,498	475,725	364,218
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(26,418)	(23,681)	(21,265)	(17,871)	(16,301)	(50,099)	(31,744)
Our share of depreciation and amortization from unconsolidated real estate JVs	934	955	3,058	3,465	4,135	1,889	7,211
(Gain) loss on sales of real estate	(214,219)	—	(124,226)	435	—	(214,219)	(2,779)
Impairment of real estate – rental properties	—	—	—	18,602	1,754	—	6,883
Allocation to unvested restricted stock awards	—	—	—	(1,472)	(2,191)	—	(4,427)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	268,142	62,784	165,343	309,859	554,458	331,807	727,904
Unrealized losses (gains) on non-real estate investments	68,128	263,433	139,716	14,432	(244,031)	331,561	(197,780)
Significant realized gains on non-real estate investments	—	—	—	(52,427)	(34,773)	—	(57,692)
Impairment of real estate	—	—	—	24,018	3,172	—	3,172
Loss on early extinguishment of debt	3,317	—	—	—	—	3,317	67,253
Allocation to unvested restricted stock awards	(778)	(1,604)	(1,432)	149	3,428	(3,264)	2,382
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$338,809	$324,613	$303,627	$296,031	$282,254	$663,421	$545,239

(1)Calculated in accordance with standards established by the Nareit Board of Governors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	11

Funds From Operations and Funds From Operations per Share (continued)
June 30, 2022
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$1.67	$(0.96)	$0.47	$0.67	$2.61	$0.74	$2.74
Depreciation and amortization of real estate assets	1.32	1.36	1.40	1.26	1.19	2.68	2.39
Gain on sales of real estate	(1.33)	—	(0.80)	—	—	(1.34)	(0.02)
Impairment of real estate – rental properties	—	—	—	0.12	0.01	—	0.05
Allocation to unvested restricted stock awards	—	—	—	(0.01)	(0.01)	—	(0.03)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.66	0.40	1.07	2.04	3.80	2.08	5.13
Unrealized losses (gains) on non-real estate investments	0.42	1.67	0.91	0.10	(1.67)	2.07	(1.39)
Significant realized gains on non-real estate investments	—	—	—	(0.35)	(0.24)	—	(0.41)
Impairment of real estate	—	—	—	0.16	0.02	—	0.02
Loss on early extinguishment of debt	0.02	—	—	—	—	0.02	0.47
Allocation to unvested restricted stock awards	—	(0.02)	(0.01)	—	0.02	(0.02)	0.02
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.10	$2.05	$1.97	$1.95	$1.93	$4.15	$3.84

Weighted-average shares of common stock outstanding for calculation of:
Earnings per share – diluted	161,412	158,198	154,307	151,561	146,058	159,814	141,896
Funds from operations, diluted, per share	161,412	158,209	154,307	151,561	146,058	159,814	141,896
Funds from operations, diluted, as adjusted, per share	161,412	158,209	154,307	151,561	146,058	159,814	141,896

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	12

SUPPLEMENTAL
INFORMATION

Company Profile
June 30, 2022

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first, longest-tenured, and pioneering owner, operator, and developer uniquely focused on collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, with a total market capitalization of $33.7 billion and an asset base in North America of 74.1 million SF as of June 30, 2022. The asset base in North America includes 41.1 million RSF of operating properties and 5.9 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.2 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agtech, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 50% of our total annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, agtech, and technology cluster locations that inspire innovation. From our development of high-quality, sustainable real estate to our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, agtech, and technology sectors provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 62 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 18 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Co-Chief Executive Officer & Co-Chief Investment Officer

Dean A. Shigenaga	Stephen A. Richardson
President & Chief Financial Officer	Co-Chief Executive Officer

Daniel J. Ryan	Hunter L. Kass
Co-Chief Investment Officer & Regional Market Director – San Diego	Executive Vice President – Regional Market Director – Greater Boston

John H. Cunningham	Lawrence J. Diamond
Executive Vice President – Regional Market Director – New York City	Co-Chief Operating Officer & Regional Market Director – Maryland

Vincent R. Ciruzzi	Joseph Hakman
Chief Development Officer	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Jackie B. Clem	Marc E. Binda
General Counsel & Secretary	Executive Vice President – Finance & Treasurer

Andres R. Gavinet	Gary D. Dean
Chief Accounting Officer	Executive Vice President – Real Estate Legal Affairs

Terezia C. Nemeth	Onn C. Lee
Executive Vice President – Regional Market Director – San Francisco Bay Area	Executive Vice President – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
Executive Vice President – Business Operations	Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	14

Investor Information
June 30, 2022

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jamie Feldman	Michael Bilerman / Michael Griffin	Aaron Hecht	Michael Carroll
(646) 855-5808	(212) 816-1383 / (212) 816-5871	(415) 835-3963	(440) 715-2649

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky	Sheila McGrath / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037	(212) 497-0882 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	SMBC Nikko Securities America, Inc.
Tom Catherwood / John Nickodemus	Daniel Ismail / Dylan Burzinski	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6050	(949) 640-8780 / (949) 640-8780	(212) 282-3827 / (617) 352-1721	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee	Thierry Perrein	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521	(646) 376-5303		(212) 438-1347 / (212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	15

Financial and Asset Base Highlights
June 30, 2022
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Selected financial data from consolidated financial statements and related information
Rental revenues	$485,067	$469,537	$435,637	$415,918	$396,804
Tenant recoveries	$155,892	$143,017	$139,019	$130,609	$111,567
General and administrative expenses	$43,397	$40,931	$41,654	$37,931	$37,880
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.8%	10.0%	10.2%	10.1%	9.8%
Operating margin	70%	71%	70%	70%	72%
Adjusted EBITDA margin	70%	71%	71%	71%	73%
Adjusted EBITDA – quarter annualized	$1,797,488	$1,734,956	$1,631,244	$1,557,652	$1,483,576
Adjusted EBITDA – trailing 12 months	$1,680,335	$1,601,857	$1,517,838	$1,442,929	$1,371,586

Net debt at end of period	$9,832,722	$9,514,256	$8,442,115	$8,960,645	$8,550,339
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.5x	5.5x	5.2x	5.8x	5.8x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.9x	5.9x	5.6x	6.2x	6.2x

Total debt and preferred stock at end of period	$10,271,406	$10,303,247	$8,791,866	$9,263,587	$8,840,999
Gross assets at end of period	$37,304,589	$36,795,922	$33,990,614	$32,173,158	$30,480,630
Total debt and preferred stock to gross assets at end of period	28%	28%	26%	29%	29%

Fixed-charge coverage ratio – quarter annualized	5.1x	5.1x	5.3x	5.1x	4.9x
Fixed-charge coverage ratio – trailing 12 months	5.1x	5.1x	5.0x	4.8x	4.6x
Unencumbered net operating income as a percentage of total net operating income	100%	97%	97%	97%	97%

Closing stock price at end of period	$145.03	$201.25	$222.96	$191.07	$181.94
Common shares outstanding (in thousands) at end of period	161,456	161,408	158,044	153,284	150,708
Total equity capitalization at end of period	$23,415,970	$32,483,420	$35,237,463	$29,287,880	$27,419,791
Total market capitalization at end of period	$33,687,376	$42,786,667	$44,029,329	$38,551,467	$36,260,790

Dividend per share – quarter/annualized	$1.18/$4.72	$1.15/$4.60	$1.15/$4.60	$1.12/$4.48	$1.12/$4.48
Dividend payout ratio for the quarter	56%	57%	60%	58%	60%
Dividend yield – annualized	3.3%	2.3%	2.1%	2.3%	2.5%

Amounts related to operating leases:
Operating lease liabilities at end of period	$412,535	$405,818	$434,745	$371,538	$371,905
Rent expense	$7,924	$7,718	$7,124	$6,228	$6,213

Capitalized interest	$68,202	$57,763	$44,078	$43,185	$43,492
Weighted-average interest rate for capitalization of interest during the period	3.56%	3.26%	3.22%	3.30%	3.47%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	16

Financial and Asset Base Highlights (continued)
June 30, 2022
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	6/30/22		3/31/22	12/31/21	9/30/21	6/30/21
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$27,362		$42,025	$25,942	$33,918	$27,903
Amortization of acquired below-market leases	$16,760		$13,915	$15,737	$13,664	$13,267
Straight-line rent expense on ground leases	$354		$416	$301	$58	$248
Stock compensation expense	$14,340		$14,028	$14,253	$9,728	$12,242
Amortization of loan fees	$3,236		$3,103	$2,911	$2,854	$2,859
Amortization of debt (discounts) premiums	$(267)		$424	$502	$498	$465
Non-revenue-enhancing capital expenditures:
Building improvements	$4,199		$4,110	$4,027	$3,901	$3,669
Tenant improvements and leasing commissions	$24,562		$27,791	$109,516	$16,409	$47,439

Operating statistics and related information (at end of period)
Number of properties – North America	436		446	414	407	381
RSF – North America (including development and redevelopment projects under construction)	46,934,653		47,364,067	43,670,737	43,044,195	40,076,883
Total square feet – North America	74,087,636		74,185,859	66,970,705	63,858,780	58,108,390
Annual rental revenue per occupied RSF – North America	$50.80		$49.42	$48.65	$47.73	$48.65
Occupancy of operating properties – North America	94.6%		94.7%	94.0%	94.4%	94.3%
Occupancy of operating properties – North America (excluding vacancy at recently acquired properties)	98.4%	(1)	98.6%	98.7%	98.5%	98.1%
Occupancy of operating and redevelopment properties – North America	89.0%		88.9%	88.5%	89.6%	90.1%
Weighted-average remaining lease term (in years)	7.1		7.3	7.5	7.4	7.5

Total leasing activity – RSF	2,279,758		2,463,438	4,094,174	1,810,630	1,933,838
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	45.4%		32.2%	35.9%	35.3%	42.4%
Rental rate increases (cash basis)	33.9%		16.5%	22.9%	19.3%	25.4%
RSF (included in total leasing activity above)	1,087,082		864,077	1,947,727	671,775	1,472,713

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	7.5%		7.6%	5.0%	3.0%	3.7%
Net operating income increase (cash basis)	10.2%		7.3%	7.5%	7.1%	7.8%

(1)Refer to “Occupancy” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	17

High-Quality, Diverse, and Innovative Tenants
June 30, 2022

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Industry Mix of 1,000+ Tenants

Multinational Pharmaceutical
18%
Life Science Product, Service, and Device
21%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
9%
Public Biotechnology – Approved or Marketed Product
15%
Investment-Grade and Large Cap Tech/Office
8%
7%
4%
8%
10%
Future Change in Use(3)
Other(4)
Private Biotechnology
Public Biotechnology – Pre-clinical or Clinical Stage

50%

of ARE’s Total Annual Rental Revenue(1)

Long-Duration Lease Terms

7.1 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)
(1)Represents annual rental revenue in effect as of June 30, 2022.
(2)Based on aggregate annual rental revenue in effect as of June 30, 2022. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures.
(3)Represents annual rental revenue currently generated from space that is targeted for a future change in use. The weighted-average remaining term of these leases is 4.2 years.
(4)Our other tenants, aggregating 4.0% of our annual rental revenue, comprise 3.0% of annual rental revenue from technology, professional services, finance, telecommunications, and construction/real estate companies and only 1.0% from retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	18

Class A Properties in AAA Locations
June 30, 2022

High-Quality Cash Flows From High-Quality Tenants and
Class A Properties in AAA Locations

Industry-Leading Tenant Roster	AAA Locations

San Francisco Bay Area
25%
New York City
5%
San Diego
17%
Seattle
6%
Maryland
6%
Research Triangle
5%
Texas
1%
Other
1%
Greater Boston
34%

86%

of ARE’s Top 20 Tenants
Annual Rental Revenue(1)
Is From Investment-Grade
or Publicly Traded Large Cap Tenants

Percentage of ARE’s Annual Rental Revenue(2)

(1)As of June 30, 2022. Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants.
(2)Represents annual rental revenue in effect as of June 30, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	19

Occupancy
June 30, 2022

Solid Historical Occupancy(1)	Occupancy Across Key Locations

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of June 30, 2022.
(2)Excludes 1.6 million RSF, or 3.8%, of vacancy at recently acquired properties (noted below) representing lease-up opportunities that are expected to generate incremental annual rental revenue. Approximately 34% of the vacant 1.6 million RSF is currently leased/negotiating. Additionally, approximately 23% of the vacant 1.6 million RSF represents spaces, spread across multiple recently acquired properties, that are expected to be converted to laboratory/office space in the future. We expect to deliver 19% of the 1.6 million RSF over the next two quarters. Excluding recently acquired vacancies, occupancy of operating properties in North America was 98.4% as of June 30, 2022. The following table provides vacancy detail for our recent acquisitions:

		As of June 30, 2022			Percentage of Vacancy Leased/Negotiating RSF
		Vacant RSF	Operating Properties Occupancy Impact
Property	Market/Submarket		Region	North America
Intersection Campus	Texas/Austin	159,638	9.6%	0.4%	100%
601 and 611 Gateway Boulevard	San Francisco Bay Area/South San Francisco	153,596	1.8%	0.4	46
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	128,387	3.6%	0.3	53
275 Grove Street	Greater Boston/Route 128	124,240	1.2%	0.3	—	(3)
Alexandria Center® for Life Science – Fenway	Greater Boston/Fenway	89,458	0.8%	0.2	20
Other acquisitions	Various	909,833	N/A	2.2	24
		1,565,152		3.8%	34%
(3)We are evaluating options to develop or redevelop this space for laboratory space in the future.

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Key Operating Metrics
June 30, 2022

Historical Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	97%
	Stable cash flows
	Percentage of triple net leases	91%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	94%

Historical Rental Rate Growth: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	70%	70%

(1)Percentages calculated based on annual rental revenue as of June 30, 2022.
(2)Represents percentages for the three months ended June 30, 2022.

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Same Property Performance
June 30, 2022
(Dollars in thousands)

	June 30, 2022			June 30, 2022
Same Property Financial Data	Three Months Ended	Six Months Ended	Same Property Statistical Data	Three Months Ended	Six Months Ended
Percentage change over comparable period from prior year:			Number of same properties	287	266
Net operating income increase	7.5%	7.7%	Rentable square feet	28,897,189	27,008,468
Net operating income increase (cash basis)	10.2%	8.6%	Occupancy – current-period average	95.9%	95.8%
Operating margin	71%	71%	Occupancy – same-period prior-year average	94.5%	94.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Income from rentals:
Same properties	$378,130	$350,577	$27,553	7.9%	$708,840	$656,182	$52,658	8.0%
Non-same properties	106,937	46,227	60,710	131.3	245,764	110,855	134,909	121.7
Rental revenues	485,067	396,804	88,263	22.2	954,604	767,037	187,567	24.5

Same properties	124,693	101,088	23,605	23.4	235,108	196,835	38,273	19.4
Non-same properties	31,199	10,479	20,720	197.7	63,801	23,194	40,607	175.1
Tenant recoveries	155,892	111,567	44,325	39.7	298,909	220,029	78,880	35.8

Income from rentals	640,959	508,371	132,588	26.1	1,253,513	987,066	266,447	27.0

Same properties	193	134	59	44.0	324	209	115	55.0
Non-same properties	2,612	1,114	1,498	134.5	4,992	2,193	2,799	127.6
Other income	2,805	1,248	1,557	124.8	5,316	2,402	2,914	121.3

Same properties	503,016	451,799	51,217	11.3	944,272	853,226	91,046	10.7
Non-same properties	140,748	57,820	82,928	143.4	314,557	136,242	178,315	130.9
Total revenues	643,764	509,619	134,145	26.3	1,258,829	989,468	269,361	27.2

Same properties	147,045	120,686	26,359	21.8	271,903	228,963	42,940	18.8
Non-same properties	49,239	23,269	25,970	111.6	105,709	52,880	52,829	99.9
Rental operations	196,284	143,955	52,329	36.4	377,612	281,843	95,769	34.0

Same properties	355,971	331,113	24,858	7.5	672,369	624,263	48,106	7.7
Non-same properties	91,509	34,551	56,958	164.9	208,848	83,362	125,486	150.5
Net operating income	$447,480	$365,664	$81,816	22.4%	$881,217	$707,625	$173,592	24.5%

Net operating income – same properties	$355,971	$331,113	$24,858	7.5%	$672,369	$624,263	$48,106	7.7%
Straight-line rent revenue	(15,859)	(22,214)	6,355	(28.6)	(41,101)	(41,360)	259	(0.6)
Amortization of acquired below-market leases	(9,875)	(9,338)	(537)	5.8	(14,063)	(14,365)	302	(2.1)
Net operating income – same properties (cash basis)	$330,237	$299,561	$30,676	10.2%	$617,205	$568,538	$48,667	8.6%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	22

Leasing Activity
June 30, 2022
(Dollars per RSF)

	Three Months Ended				Six Months Ended			Year Ended
	June 30, 2022				June 30, 2022			December 31, 2021
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	45.4%	(2)	33.9%	(2)	39.0%		25.2%	37.9%	22.6%
New rates	$54.34		$52.31		$56.61		$54.47	$59.00	$55.60
Expiring rates	$37.36		$39.07		$40.73		$43.50	$42.80	$45.36
RSF	1,087,082				1,951,159			4,614,040
Tenant improvements/leasing commissions	$22.54				$26.83			$41.05
Weighted-average lease term	5.2 years				4.8 years			6.3 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$76.69		$68.39		$79.72		$70.20	$78.52	$69.42
RSF	1,192,676				2,792,037			4,902,261
Weighted-average lease term	12.7 years				12.9 years			11.2 years

Leasing activity summary (totals):
New rates	$66.03		$60.72		$70.21		$63.73	$69.05	$62.72
RSF	2,279,758				4,743,196	(4)		9,516,301
Weighted-average lease term	9.1 years				9.5 years			8.8 years

Lease expirations(1)
Expiring rates	$34.82		$36.26		$38.15		$38.30	$41.53	$43.70
RSF	1,572,185				3,094,767			5,747,192

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 210,038 RSF and 110,180 RSF as of June 30, 2022 and December 31, 2021, respectively.
(2)For 2Q22, rental rate increases of 45.4% and 33.9% (cash basis) represent the second-highest and the highest quarterly increases in Company history, respectively.
(3)Refer to “New Class A development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional details on total project costs.
(4)During the six months ended June 30, 2022, we granted tenant concessions/free rent averaging 2.8 months with respect to the 4,743,196 RSF leased. Approximately 58% of the leases executed during the six months ended June 30, 2022 did not include concessions for free rent.

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Contractual Lease Expirations
June 30, 2022

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2022 (2)	987,720	2.6%	$51.62	2.6%
2023	3,897,615	10.1%	$44.39	9.0%
2024	3,444,777	8.9%	$45.38	8.1%
2025	3,488,483	9.0%	$48.77	8.8%
2026	2,515,497	6.5%	$50.94	6.6%
2027	2,671,591	6.9%	$53.50	7.4%
2028	3,782,340	9.8%	$49.10	9.6%
2029	2,345,066	6.1%	$58.28	7.1%
2030	2,486,008	6.4%	$56.28	7.3%
2031	3,034,985	7.9%	$52.91	8.3%
Thereafter	9,987,771	25.8%	$48.39	25.2%

Market	2022 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2023 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment(3)	Remaining Expiring Leases	Total

Greater Boston	36,379	—	48,793	118,677	203,849	$75.06	110,943	80,506	323,110	637,785	1,152,344	$57.53
San Francisco Bay Area	—	74,992	—	60,622	135,614	44.87	15,711	160,622	250,000	338,410	764,743	59.11
New York City	—	—	—	24,303	24,303	N/A	—	—	—	85,055	85,055	N/A
San Diego	165,146	—	34,715	91,376	291,237	47.45	6,619	10,563	269,048	699,206	985,436	26.62
Seattle	—	7,566	50,552	41,087	99,205	13.67	—	—	110,885	266,752	377,637	25.19
Maryland	34,001	21,241	—	59,988	115,230	22.95	—	74,054	—	218,233	292,287	28.18
Research Triangle	—	—	—	30,855	30,855	35.48	—	81,956	—	126,941	208,897	32.40
Texas	65,188	—	—	—	65,188	24.89	—	—	—	—	—	—
Canada	—	14,590	—	—	14,590	34.66	—	13,321	—	—	13,321	29.99
Non-cluster/other markets	—	—	—	7,649	7,649	82.26	—	—	—	17,895	17,895	68.01
Total	300,714	118,389	134,060	434,557	987,720	$51.62	133,273	421,022	953,043	2,390,277	3,897,615	$44.39
Percentage of expiring leases	30%	12%	14%	44%	100%		3%	11%	24%	62%	100%

(1)Represents amounts in effect as of June 30, 2022.
(2)Excludes month-to-month leases aggregating 210,038 RSF as of June 30, 2022.
(3)Represents RSF targeted for development or redevelopment upon expiration of existing in-place leases primarily related to recently acquired properties with an average contractual lease expiration date of September 29, 2022 and January 30, 2023 for 2022 and 2023, respectively, weighted by annual rental revenue. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual expiration is 73,273 RSF in our Cambridge/Inner Suburbs submarket.

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Top 20 Tenants
June 30, 2022
(Dollars in thousands, except average market cap amounts)

86% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	6.4		919,292	$67,575	3.5%	A2	A+	$146.4
2	Eli Lilly and Company	7.0		733,781	48,836	2.5	A2	A+	$252.5
3	Moderna, Inc.	15.1		878,933	48,777	2.5	—	—	$98.2
4	Sanofi	6.3		490,154	42,284	2.2	A1	AA	$129.6
5	Takeda Pharmaceutical Company Limited	7.5		549,760	37,399	1.9	Baa2	BBB+	$47.3
6	Illumina, Inc.	8.1		891,495	36,196	1.9	Baa3	BBB	$57.0
7	2seventy bio, Inc.(2)	11.2		312,805	33,617	1.7	—	—	$0.5
8	Novartis AG	6.1		447,831	30,582	1.6	A1	AA-	$211.3
9	TIBCO Software Inc.	4.7	(3)	292,013	28,537	1.5	—	—	$—
10	Uber Technologies, Inc.	60.2	(4)	1,009,188	27,677	1.4	—	—	$71.9
11	Roche	7.0		416,833	26,541	1.4	Aa3	AA	$326.1
12	Merck & Co., Inc.	10.4		339,344	21,889	1.1	A1	A+	$204.3
13	Maxar Technologies	3.5	(5)	478,000	21,803	1.1	—	—	$2.2
14	Massachusetts Institute of Technology	6.5		257,626	21,165	1.1	Aaa	AAA	$—
15	The Children's Hospital Corporation	14.3		269,816	20,066	1.0	Aa2	AA	$—
16	New York University	9.4		203,500	19,241	1.0	Aa2	AA-	$—
17	Pfizer Inc.	3.0		416,996	17,742	0.9	A2	A+	$276.2
18	Apple Inc.	2.9		604,382	17,512	0.9	Aaa	AA+	$2,560.6
19	United States Government	7.6		315,908	17,491	0.9	Aaa	AA+	$—
20	Alphabet Inc.	4.7		354,304	16,985	0.9	Aa2	AA+	$1,775.6
	Total/weighted-average	10.2	(4)	10,181,961	$601,915	31.0%

(1)Based on aggregate annual rental revenue in effect as of June 30, 2022. Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology on annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(2)Represents two leases in our Greater Boston and Seattle markets with in-place cash rents that are 5%–10% below current market. As of March 31, 2022, 2seventy bio, Inc. held $270.9 million of cash and cash equivalents.
(3)Represents the remaining lease term at four recently acquired properties with future redevelopment and development opportunities. The leases with this tenant were in place when we acquired the properties during the three months ended March 31, 2022.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.8 years as of June 30, 2022.
(5)Represents the remaining lease term at two acquired properties with future redevelopment and development opportunities. The leases with this tenant were in place when we acquired the properties in 2019.

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Summary of Properties and Occupancy
June 30, 2022
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	10,654,420	1,887,038	1,300,281	13,841,739	29%	85	$661,389	34%	$65.33
San Francisco Bay Area	8,678,996	230,592	300,010	9,209,598	20	72	477,206	25	61.26
New York City	1,204,461	—	65,558	1,270,019	3	5	96,228	5	82.14
San Diego	8,000,319	229,094	—	8,229,413	18	102	331,296	17	42.98
Seattle	2,813,803	311,631	213,976	3,339,410	7	46	108,333	6	39.60
Maryland	3,427,753	282,000	122,856	3,832,609	8	50	111,204	6	33.79
Research Triangle	3,550,170	329,718	376,871	4,256,759	9	42	94,291	5	28.41
Texas	1,668,718	—	201,499	1,870,217	4	14	36,884	1	28.20
Canada	614,028	—	—	614,028	1	7	11,190	—	23.74
Non-cluster/other markets	412,128	—	—	412,128	1	12	14,415	1	45.58
Properties held for sale	58,733	—	—	58,733	—	1	428	—	N/A
North America	41,083,529	3,270,073	2,581,051	46,934,653	100%	436	$1,942,864	100%	$50.80
		5,851,124

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	6/30/22		3/31/22	6/30/21	6/30/22	3/31/22	6/30/21
Greater Boston	95.0%	(1)	95.4%	95.5%	84.7%	85.0%	91.0%
San Francisco Bay Area	95.8		95.6	94.0	92.6	92.4	92.9
New York City	97.3	(2)	98.4	99.4	92.2	91.9	90.1
San Diego	96.3		94.2	93.8	96.3	92.7	92.3
Seattle	97.2		97.9	97.6	90.4	91.0	90.2
Maryland	97.6	(3)	100.0	98.9	94.2	96.4	90.3
Research Triangle	93.5		93.6	92.8	84.5	85.5	84.1
Texas	78.4		N/A	N/A	69.9	N/A	N/A
Subtotal	95.1		95.7	95.2	89.3	89.8	90.9
Canada	76.8		76.5	77.0	76.8	76.5	77.0
Non-cluster/other markets	76.7		80.4	46.0	76.7	75.7	46.0
North America	94.6%	(4)	94.7%	94.3%	89.0%	88.9%	90.1%

(1)Decline in occupancy primarily related to temporary vacancy of 40,282 RSF at one property in our Cambridge submarket.
(2)Decline in occupancy related to temporary vacancy of 13,298 RSF at 450 E. 29th Street. This space is leased with occupancy to commence in 3Q22.
(3)Decline in occupancy primarily related to temporary vacancy at one property in our Alexandria Technology Center® – Gaithersburg II campus. This space is leased with occupancy to commence in 1Q23.
(4)Refer to “Occupancy” of this Supplemental Information for additional details on vacancy at recently acquired properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	26

Property Listing
June 30, 2022
(Dollars in thousands)

Mega Campuses Encompass 66% of Our Operating Property RSF(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,369,854	—	403,892	2,773,746	11	$185,373	98.9%	84.5%
50(2), 60(2), 75/125(2), 100(2), and 225(2) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street(2), 11 Hurley Street, and One Rogers Street
Mega Campus: Alexandria Center® at One Kendall Square	903,777	462,100	—	1,365,877	12	83,028	97.7	97.7
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000, 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	114,427	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	772,557	248,018	100,108	1,120,683	13	44,134	94.8	84.0
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 500 and 550 Arsenal Street	495,127	—	—	495,127	3	23,014	98.3	98.3
99 Coolidge Avenue(2)	—	320,809	—	320,809	1	—	N/A	N/A
640 Memorial Drive	225,504	—	—	225,504	1	15,551	82.1	82.1
780 and 790 Memorial Drive	99,658	—	—	99,658	2	9,168	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,028	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	797	100.0	100.0
Cambridge/Inner Suburbs	6,127,970	1,030,927	504,000	7,662,897	53	479,520	97.8	90.4
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	927,499	510,116	—	1,437,615	2	59,172	90.4	90.4
401 Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
5 and 15(2) Necco Street	95,400	345,995	—	441,395	2	6,331	86.6	86.6
Mega Campus: 380 and 420 E Street	195,506	—	—	195,506	2	4,472	100.0	100.0
Seaport Innovation District	290,906	345,995	—	636,901	4	10,803	95.6	95.6
Route 128
Mega Campus: One Upland Road, 100 Tech Drive, and One Investors Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,022	—	—	585,022	3	13,508	99.9	99.9
Reservoir Woods	312,845	—	202,428	515,273	3	15,469	100.0	60.7
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	3	17,253	75.6	75.6
225, 266, and 275 Second Avenue	329,005	—	—	329,005	3	18,461	100.0	100.0
840 Winter Street	28,230	—	139,984	168,214	1	1,239	100.0	16.8
100 Beaver Street	82,330	—	—	82,330	1	5,110	100.0	100.0
Route 128	2,554,122	—	342,412	2,896,534	18	100,099	95.1	83.9
Other	753,923	—	453,869	1,207,792	8	11,795	77.5	48.3
Greater Boston	10,654,420	1,887,038	1,300,281	13,841,739	85	$661,389	95.0%	84.7%

(1)Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	27

Property Listing (continued)
June 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,015,177	—	—	2,015,177	9	$96,014	99.9%	99.9%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,015,177	—	—	2,015,177	9	96,014	99.9	99.9
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,114,890	230,592	300,010	1,645,492	12	53,869	85.0	67.0
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: 213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,951	100.0	100.0
Mega Campus: 1122 and 1150 El Camino Real	725,172	—	—	725,172	2	13,081	97.6	97.6
Alexandria Center® for Life Science – South San Francisco	504,551	—	—	504,551	3	36,750	100.0	100.0
201 Haskins Way and 400 and 450 East Jamie Court
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
7000 Shoreline Court	139,709	—	—	139,709	1	8,657	100.0	100.0
341 and 343 Oyster Point Boulevard	108,208	—	—	108,208	2	6,788	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,829	100.0	100.0
South San Francisco	3,771,776	230,592	300,010	4,302,378	27	183,605	95.1	88.1
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,192	—	—	739,192	9	49,745	95.3	95.3
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,742	—	—	703,742	9	63,683	98.9	98.9
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,802	100.0	100.0
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	338,751	—	—	338,751	5	21,133	73.8	73.8
2100, 2200, 2300, and 2400 Geng Road	194,648	—	—	194,648	4	9,302	79.2	79.2
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	194,503	—	—	194,503	3	18,012	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
Shoreway Science Center	82,462	—	—	82,462	2	5,322	100.0	100.0
75 and 125 Shoreway Road
3350 West Bayshore Road	61,537	—	—	61,537	1	4,331	93.7	93.7
Greater Stanford	2,892,043	—	—	2,892,043	36	197,587	93.9	93.9
San Francisco Bay Area	8,678,996	230,592	300,010	9,209,598	72	$477,206	95.8%	92.6%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	28

Property Listing (continued)
June 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	$75,933	95.5%	95.5%
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® for Life Science – Long Island City	113,542	—	65,558	179,100	1	6,289	100.0	63.4
30-02 48th Avenue
New York City	1,204,461	—	65,558	1,270,019	5	96,228	97.3	92.2

San Diego
Torrey Pines
Mega Campus: One Alexandria Square and One Alexandria North	904,883	—	—	904,883	10	52,801	97.8	97.8
3115 and 3215 Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10975 and 11119 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	298,863	—	—	298,863	3	15,688	100.0	100.0
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	12,352	88.1	88.1
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,417,646	—	—	1,417,646	17	80,841	96.8	96.8
University Town Center
Mega Campus: Alexandria Point(1)	1,436,198	—	—	1,436,198	8	69,937	97.3	97.3
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, and 4242 Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
Mega Campus: University District	415,462	—	—	415,462	7	18,709	100.0	100.0
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, 4796 Executive Drive, 8505 Costa Verde Boulevard, and 4260 Nobel Drive
University Town Center	2,644,347	—	—	2,644,347	21	118,624	98.5	98.5
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	976,842	84,981	—	1,061,823	14	37,866	93.4	93.4
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	805,223	—	—	805,223	7	34,183	100.0	100.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	572,887	—	—	572,887	6	8,926	96.0	96.0
9389, 9393, 9401, 9444, 9455, and 9477 Waples Street
Summers Ridge Science Park	316,531	—	—	316,531	4	$11,077	100.0%	100.0%
9965, 9975, 9985, and 9995 Summers Ridge Road

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	29

Property Listing (continued)
June 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Mesa (continued)
Scripps Science Park by Alexandria	99,970	144,113	—	244,083	3	$2,498	100.0%	100.0%
10102 Hoyt Park Drive and 10256 and 10260 Meanley Drive
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
7330 and 7360 Carroll Road	84,442	—	—	84,442	2	3,247	100.0	100.0
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	3,853	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,374	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,772	100.0	100.0
Sorrento Mesa	3,138,722	229,094	—	3,367,816	42	109,399	97.2	97.2
Sorrento Valley
3911, 3931, 3985, 4025, and 4045 Sorrento Valley Boulevard	131,698	—	—	131,698	5	5,051	84.0	84.0
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	119,513	—	—	119,513	6	3,853	95.0	95.0
Sorrento Valley	251,211	—	—	251,211	11	8,904	89.3	89.3
Other	548,393	—	—	548,393	11	13,528	82.8	82.8
San Diego	8,000,319	229,094	—	8,229,413	102	331,296	96.3	96.3

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	937,290	311,631	—	1,248,921	9	56,410	97.8	97.8
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union
400(1) and 601 Dexter Avenue North	308,791	—	—	308,791	2	15,380	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,855	100.0	100.0
Lake Union	1,276,786	311,631	—	1,588,417	12	73,645	98.4	98.4
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,628	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	3,147	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,570	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	$4,717	100.0%	100.0%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	30

Property Listing (continued)
June 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Seattle (continued)
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,060,958	—	—	1,060,958	22	$22,634	97.4%	97.4%
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 21540, 22213, and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	246,647	—	213,976	460,623	6	4,645	97.3	52.1
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,307,605	—	213,976	1,521,581	28	27,279	97.4	83.7
Other	102,437	—	—	102,437	2	1,064	90.0	90.0
Seattle	2,813,803	311,631	213,976	3,339,410	46	108,333	97.2	90.4

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,072,891	282,000	78,533	1,433,424	19	45,645	98.3	91.6
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 Darnestown Road
1330 Piccard Drive	131,511	—	—	131,511	1	4,021	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	2,497	62.8	62.8
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,992	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,530	100.0	100.0
Rockville	1,575,167	282,000	78,533	1,935,700	27	60,317	96.2	91.6
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	17,844	100.0	100.0
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,324	—	—	486,324	7	17,557	96.5	96.5
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	36,227	—	44,323	80,550	1	1,400	100.0	45.0
401 Professional Drive	63,154	—	—	63,154	1	1,903	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,277,093	—	44,323	1,321,416	20	40,915	98.7	95.4
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,865	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	980	96.7	96.7
Beltsville	327,307	—	—	327,307	2	$3,845	98.6%	98.6%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	31

Property Listing (continued)
June 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland (continued)
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	$6,127	100.0%	100.0%
Maryland	3,427,753	282,000	122,856	3,832,609	50	111,204	97.6	94.2

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	1,880,185	—	376,871	2,257,056	16	37,636	93.2	77.6
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies	367,240	180,000	—	547,240	5	14,179	87.3	87.3
4, 6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	279,099	61,680	—	340,779	2	12,443	98.7	98.7
5 and 9 Laboratory Drive
104 and 108/110/112/114 TW Alexander Drive	227,902	—	—	227,902	5	7,508	96.7	96.7
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,227	90.8	90.8
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	61,547	88,038	—	149,585	2	2,148	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	4,398	94.3	94.3
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	104,531	—	—	104,531	1	3,479	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,072	74.3	74.3
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	759	100.0	100.0
Research Triangle	3,550,170	329,718	376,871	4,256,759	42	94,291	93.5	84.5

Texas
Austin
Mega Campus: Intersection Campus	1,525,613	—	—	1,525,613	12	36,884	85.7	85.7
Greater Houston
8800 Technology Forest Place	—	—	201,499	201,499	1	—	N/A	—
Other	143,105	—	—	143,105	1	—	—	—
Greater Houston	143,105	—	201,499	344,604	2	—	—	—
Texas	1,668,718	—	201,499	1,870,217	14	36,884	78.4	69.9

Canada	614,028	—	—	614,028	7	11,190	76.8	76.8

Non-cluster/other markets	412,128	—	—	412,128	12	14,415	76.7	76.7

North America, excluding properties held for sale	41,024,796	3,270,073	2,581,051	46,875,920	435	1,942,436	94.6%	89.0%

Properties held for sale	58,733	—	—	58,733	1	428	100.0%	100.0%

Total – North America	41,083,529	3,270,073	2,581,051	46,934,653	436	$1,942,864

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	32

Investments in Real Estate
June 30, 2022

Demand for our value-creation development and redevelopment projects consisting of high-quality office/laboratory space, and for our continued operational excellence at our world-class and sophisticated laboratory facilities, has translated into record leasing activity.

Projects Either Under Construction or Expected to Commence Construction in the Next Six Quarters(1)
>$665 Million Projected Incremental Annual Rental Revenue Primarily Commencing From 3Q22 Through 2Q25

7.8 million RSF(2)

78% Leased/Negotiating

As of June 30, 2022.

(1)We may also commence additional projects in this time frame, subject to market conditions.
(2)Includes 5.9 million RSF under construction that is 75% leased/negotiating and 2.0 million RSF expected to commence construction in the next six quarters that is 89% leased/negotiating.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	33

Investments in Real Estate
June 30, 2022
(Dollars in thousands)

		Development and Redevelopment
	Operating	Under Construction	Near Term		Intermediate Term	Future	Subtotal	Total
Investments in real estate
Gross book value as of June 30, 2022(1)	$24,153,058	$3,746,801	$1,578,141		$687,091	$1,831,371	$7,843,404	$31,996,462

Square footage
Operating	41,083,529	—	—		—	—	—	41,083,529
New Class A development and redevelopment properties	—	5,851,124	6,984,447	(2)	3,920,041	20,419,252	37,174,864	37,174,864
Value-creation square feet currently included in rental properties(3)	—	—	(944,983)		(28,535)	(3,197,239)	(4,170,757)	(4,170,757)
Total square footage	41,083,529	5,851,124	6,039,464		3,891,506	17,222,013	33,004,107	74,087,636

(1)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Includes 2.0 million RSF currently 89% leased/negotiating and expected to commence construction in the next six quarters. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	34

New Class A Development and Redevelopment Properties: Recent Deliveries

June 30, 2022

The Arsenal on the Charles	201 Haskins Way	825 and 835 Industrial Road	3160 Porter Drive
Greater Boston/ Cambridge/Inner Suburbs	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ Greater Stanford	San Francisco Bay Area/ Greater Stanford
287,570 RSF	323,190 RSF	526,129 RSF	92,300 RSF
100% Occupancy	100% Occupancy	100% Occupancy	83% Occupancy

Industrial Rd
Commercial St
ALEXANDRIA CENTER
FOR LIFE SCIENCE

30-02 48th Avenue	3115 Merryfield Row	10055 Barnes Canyon Road	5505 Morehouse Drive
New York City/New York City	San Diego/Torrey Pines	San Diego/Sorrento Mesa	San Diego/Sorrento Mesa
71,629 RSF	146,456 RSF	110,454 RSF	79,945 RSF
100% Occupancy	93% Occupancy	100% Occupancy	100% Occupancy

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	35

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

June 30, 2022

9601 and 9603 Medical Center Drive	9950 Medical Center Drive	20400 Century Boulevard
Maryland/Rockville	Maryland/Rockville	Maryland/Gaithersburg
17,378 RSF	84,264 RSF	36,227 RSF
100% Occupancy	100% Occupancy	100% Occupancy

2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive(1)	5 and 9 Laboratory Drive(2)	8 and 10 Davis Drive(3)
Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
326,445 RSF	278,720 RSF	250,000 RSF
100% Occupancy	100% Occupancy	94% Occupancy

(1)Image represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham mega campus.
(2)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(3)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	36

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)
June 30, 2022
(Dollars in thousands)

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service				Occupancy Percentage(3)	Total Project		Unlevered Yields
	2Q22 Delivery Date(1)		Prior to 1/1/22	1Q22	2Q22(2)	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
								RSF	Investment
Development projects
201 Haskins Way/San Francisco Bay Area/South San Francisco	N/A	100%	270,879	52,311	—	323,190	100%	323,190	$367,000	6.3%	6.0%
825 and 835 Industrial Road/San Francisco Bay Area/Greater Stanford	N/A	100%	476,211	49,918	—	526,129	100%	526,129	631,000	6.7	6.5
3115 Merryfield Row/San Diego/Torrey Pines	N/A	100%	—	146,456	—	146,456	93%	146,456	150,000	6.3	6.2
10055 Barnes Canyon Road/San Diego/Sorrento Mesa	5/11/22	50%	—	—	110,454	110,454	100%	195,435	181,000	7.2	6.6
9950 Medical Center Drive/Maryland/Rockville	N/A	100%	—	84,264	—	84,264	100%	84,264	57,000	8.9	7.8
5 and 9 Laboratory Drive/Research Triangle/Research Triangle	N/A	100%	267,509	11,211	—	278,720	100%	340,400	216,000	7.2	7.1
8 and 10 Davis Drive/Research Triangle/Research Triangle	6/21/22	100%	65,247	44,980	139,773	250,000	94%	250,000	159,000	7.6	7.3

Redevelopment projects
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	5/7/22	100%	137,111	99,796	50,663	287,570	100%	872,665	831,000	6.3	5.5
3160 Porter Drive/San Francisco Bay Area/Greater Stanford	N/A	100%	57,696	34,604	—	92,300	83%	92,300	117,000	4.6	4.6
30-02 48th Avenue/New York City/New York City	5/16/22	100%	41,848	11,092	18,689	71,629	100%	179,100	224,000	5.8	5.8
5505 Morehouse Drive/San Diego/Sorrento Mesa	4/27/22	100%	28,324	—	51,621	79,945	100%	79,945	68,000	7.1	7.2
9601 and 9603 Medical Center Drive/Maryland/Rockville	N/A	100%	17,378	—	—	17,378	100%	95,911	54,000	8.4	7.1
20400 Century Boulevard/Maryland/Gaithersburg	6/1/22	100%	—	32,033	4,194	36,227	100%	80,550	35,000	8.5	8.6
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle	N/A	100%	326,445	—	—	326,445	100%	703,316	337,000	7.5	6.7
Total	5/18/22		1,688,648	566,665	375,394	2,630,707		3,969,661	$3,427,000	6.7%	6.2%

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)We expect the development and redevelopment RSF placed in service during the three months ended June 30, 2022 to generate initial annual net operating income of approximately $21 million for the twelve months following delivery.
(3)Relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	37

New Class A Development and Redevelopment Properties: Current Projects
June 30, 2022

325 Binney Street	One Rogers Street	99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue	The Arsenal on the Charles
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs
462,100 RSF	403,892 RSF	320,809 RSF	248,018 RSF	100,108 RSF
100% Leased	100% Leased	36% Leased/Negotiating	85% Leased/Negotiating	95% Leased/Negotiating

201 Brookline Avenue	15 Necco Street	40, 50, and 60 Sylvan Road	840 Winter Street	651 Gateway Boulevard
Greater Boston/Fenway	Greater Boston/ Seaport Innovation District	Greater Boston/Route 128	Greater Boston/Route 128	San Francisco Bay Area/ South San Francisco
510,116 RSF	345,995 RSF	202,428 RSF	139,984 RSF	300,010 RSF
96% Leased/Negotiating	97% Leased/Negotiating	61% Leased/Negotiating	100% Leased	7% Leased/Negotiating

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	38

New Class A Development and Redevelopment Properties: Current Projects (continued)
June 30, 2022

751 Gateway Boulevard	30-02 48th Avenue	10055 Barnes Canyon Road	1150 Eastlake Avenue East	9810 Darnestown Road
San Francisco Bay Area/ South San Francisco	New York City/New York City	San Diego/Sorrento Mesa	Seattle/Lake Union	Maryland/Rockville
230,592 RSF	65,558 RSF	84,981 RSF	311,631 RSF	192,000 RSF
100% Leased	72% Leased/Negotiating	100% Leased	89% Leased/Negotiating	100% Leased

9808 Medical Center Drive	9601 and 9603 Medical Center Drive	2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive(1)	4 Davis Drive	6040 George Watts Hill Drive, Phase II
Maryland/Rockville	Maryland/Rockville	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
90,000 RSF	78,533 RSF	376,871 RSF	180,000 RSF	88,038 RSF
29% Leased/Negotiating	100% Leased	86% Leased/Negotiating	—% Leased/Negotiating	100% Leased

(1)Image represents 14 TW Alexander Drive in our Alexandria Center® for Life Science – Durham mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	39

New Class A Development and Redevelopment Properties: Current Projects (continued)
June 30, 2022

Market Property/Submarket		Square Footage			Percentage			Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	Dev	—	462,100	462,100	100%	100%		2023	2024
One Rogers Street/Cambridge/Inner Suburbs	Redev	4,367	403,892	408,259	100	100		2023	2023
99 Coolidge Avenue/Cambridge/Inner Suburbs	Dev	—	320,809	320,809	36	36		2024	2025
500 North Beacon Street and 4 Kingsbury Avenue/Cambridge/Inner Suburbs	Dev	—	248,018	248,018	85	85		2024	2025
The Arsenal on the Charles/Cambridge/Inner Suburbs	Redev	772,557	100,108	872,665	95	95		3Q21	2022
201 Brookline Avenue/Fenway	Dev	—	510,116	510,116	96	96		2022	2023
15 Necco Street/Seaport Innovation District	Dev	—	345,995	345,995	97	97		2024	2024
40, 50, and 60 Sylvan Road/Route 128	Redev	312,845	202,428	515,273	61	61		2023	2024
840 Winter Street/Route 128	Redev	28,230	139,984	168,214	100	100		2024	2024
Other	Redev	—	453,869	453,869	—	—		2023	2025
San Francisco Bay Area
651 Gateway Boulevard/South San Francisco	Redev	—	300,010	300,010	—	7	(2)	2023	2025
751 Gateway Boulevard/South San Francisco	Dev	—	230,592	230,592	100	100		2023	2023
New York City
30-02 48th Avenue/New York City	Redev	113,542	65,558	179,100	67	72		4Q20	2022
San Diego
10055 Barnes Canyon Road/Sorrento Mesa	Dev	110,454	84,981	195,435	100	100		2Q22	2022
10102 Hoyt Park Drive/Sorrento Mesa	Dev	—	144,113	144,113	100	100		2023	2023
Seattle
1150 Eastlake Avenue East/Lake Union	Dev	—	311,631	311,631	73	89		2023	2024
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	Redev	246,647	213,976	460,623	70	70		2022	2023
Maryland
9810 Darnestown Road/Rockville	Dev	—	192,000	192,000	100	100		2024	2024
9808 Medical Center Drive/Rockville	Dev	—	90,000	90,000	29	29		2023	2024
9601 and 9603 Medical Center Drive/Rockville	Redev	17,378	78,533	95,911	100	100		4Q21	2023
20400 Century Boulevard/Gaithersburg	Redev	36,227	44,323	80,550	77	100		1Q22	2023
Research Triangle
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/ Research Triangle	Redev	326,445	376,871	703,316	86	86		2Q21	2024
4 Davis Drive/Research Triangle	Dev	—	180,000	180,000	—	—	(2)	2023	2024
6040 George Watts Hill Drive, Phase II/Research Triangle	Dev	—	88,038	88,038	100	100		2024	2024
5 and 9 Laboratory Drive/Research Triangle	Redev/Dev	278,720	61,680	340,400	96	96		3Q21	2022
Texas
8800 Technology Forest Place/Greater Houston	Redev	—	201,499	201,499	23	23		2023	2024
		2,247,412	5,851,124	8,098,536	74%	75%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)This development project is focused on demand from our existing tenants in our adjacent properties/campuses. This project will also address demand from other non-ARE properties/campuses.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	40

New Class A Development and Redevelopment Properties: Current Projects (continued)
June 30, 2022

Market Property/Submarket		Square Footage			Percentage
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating
Pre-leased/negotiating near-term projects expected to commence construction in the next six quarters
San Francisco Bay Area
230 Harriet Tubman Way/South San Francisco	Dev	—	285,346	285,346	100%	100%
San Diego
11255 and 11355 North Torrey Pines Road/Torrey Pines	Dev	—	309,094	309,094	100	100
10931 and 10933 North Torrey Pines Road/Torrey Pines	Dev	—	299,158	299,158	100	100
Alexandria Point, Phase II/University Town Center	Dev	—	426,927	426,927	100	100
Alexandria Point, Phase I/University Town Center	Dev	—	171,102	171,102	100	100
Seattle
701 Dexter Avenue North/Lake Union	Dev	—	226,586	226,586	—	9
Maryland
9820 Darnestown Road/Rockville	Dev	—	250,000	250,000	—	100
		—	1,968,213	1,968,213	76	89
		2,247,412	7,819,337	10,066,749	74%	78%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	41

New Class A Development and Redevelopment Properties: Current Projects (continued)

June 30, 2022
(Dollars in thousands)

	Our Ownership Interest							Unlevered Yields
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	100%	$—	$334,164	$446,836		$781,000		8.6%	7.2%
One Rogers Street/Cambridge/Inner Suburbs	100%	10,765	916,883	278,352		1,206,000		5.2%	4.2%
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	—	103,179	TBD
500 North Beacon Street and 4 Kingsbury Avenue/Cambridge/Inner Suburbs	100%	—	85,054	341,946		427,000		6.2%	5.5%
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	668,330	112,141	50,529		831,000		6.3%	5.5%
201 Brookline Avenue/Fenway	98.6%	—	600,014	133,986		734,000		7.2%	6.2%
15 Necco Street/Seaport Innovation District	90.0%	—	268,155	298,845		567,000		6.7%	5.5%
40, 50, and 60 Sylvan Road/Route 128	100%	173,674	110,661	TBD
840 Winter Street/Route 128	100%	13,227	86,450	108,323		208,000		7.5%	6.5%
Other	100%	—	120,171	TBD
San Francisco Bay Area
651 Gateway Boulevard/South San Francisco	50.0%	—	129,655	TBD
751 Gateway Boulevard/South San Francisco	51.0%	—	134,513	155,487		290,000		6.5%	6.3%
New York City
30-02 48th Avenue/New York City	100%	115,134	83,635	25,231		224,000		5.8%	5.8%
San Diego
10055 Barnes Canyon Road/Sorrento Mesa	50.0%	67,997	44,054	68,949		181,000		7.2%	6.6%
10102 Hoyt Park Drive/Sorrento Mesa	100%	—	65,628	48,372		114,000		7.4%	6.5%
Seattle
1150 Eastlake Avenue East/Lake Union	100%	—	154,126	250,874		405,000		6.4%	6.2%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	56,563	76,841	TBD
Maryland
9810 Darnestown Road/Rockville	100%	—	49,148	83,852		133,000		6.9%	6.2%
9808 Medical Center Drive/Rockville	100%	—	30,123	TBD
9601 and 9603 Medical Center Drive/Rockville	100%	6,288	28,911	18,801		54,000		8.4%	7.1%
20400 Century Boulevard/Gaithersburg	100%	15,296	9,747	9,957		35,000		8.5%	8.6%
Research Triangle
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/Research Triangle	100%	93,455	101,799	141,746		337,000		7.5%	6.7%
4 Davis Drive/Research Triangle	100%	—	21,362	TBD
5 and 9 Laboratory Drive/Research Triangle	100%	162,721	37,986	15,293		216,000		7.2%	7.1%
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	—	4,256	59,744		64,000		8.0%	7.0%
Texas
8800 Technology Forest Place/Greater Houston	100%	—	38,145	TBD

		$1,383,450	$3,746,801	$4,210,000	(1)	$9,340,000	(1)
(1)Amounts rounded to the nearest $10 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	42

New Class A Development and Redevelopment Properties: Summary of Pipeline
June 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/Cambridge/ Inner Suburbs	100%	$334,164	462,100	—	—	—	462,100
325 Binney Street
Mega Campus: Alexandria Center® at Kendall Square/Cambridge/ Inner Suburbs	100%	916,883	403,892	—	—	—	403,892
One Rogers Street
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	207,990	348,126	—	—	34,157	382,283
311 Arsenal Street, 400 and 500 North Beacon Street, 100 Talcott Avenue, and 4 Kingsbury Avenue
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	103,179	320,809	—	—	—	320,809
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	868,320	510,116	507,997	—	—	1,018,113
201 Brookline Avenue and 421 Park Drive
15 Necco Street/Seaport Innovation District	90.0%	268,155	345,995	—	—	—	345,995
Reservoir Woods/Route 128	100%	159,850	202,428	312,845	—	440,000	955,273
40, 50, and 60 Sylvan Road
840 Winter Street/Route 128	100%	86,450	139,984	28,230	—	—	168,214
275 Grove Street/Route 128	100%	—	—	160,251	—	—	160,251
10 Necco Street/Seaport Innovation District	100%	96,555	—	—	175,000	—	175,000
215 Presidential Way/Route 128	100%	6,808	—	—	112,000	—	112,000
Mega Campus: 480 Arsenal Way and 500 and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	56,988	—	—	—	775,000	775,000
550 Arsenal Street
Mega Campus: Alexandria Technology Square®/Cambridge/Inner Suburbs	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 380 and 420 E Street/Seaport Innovation District	100%	123,514	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	100%	48,882	—	—	—	235,000	235,000
Mega Campus: One Upland Road, 100 Tech Drive, and One Investors Way/Route 128	100%	24,264	—	—	—	1,100,000	1,100,000
Other value-creation projects	100%	174,664	453,869	190,992	—	466,504	1,111,365
		$3,484,547	3,187,319	1,200,315	287,000	4,150,661	8,825,295

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 98.6% ownership interest in 201 Brookline Avenue aggregating 510,116 SF, which is currently under construction. We have a 100% ownership interest in the near-term development project at 421 Park Drive aggregating 507,997 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	43

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term		Future	Total(1)

San Francisco Bay Area
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	(2)	$286,827	530,602	—	—		291,000	821,602
651 and 751 Gateway Boulevard
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	100%	74,098	—	191,000	—		—	191,000
1450 Owens Street
Alexandria Center® for Life Science – Millbrae/South San Francisco	48.5%	167,091	—	633,747	—		—	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
3825 and 3875 Fabian Way/Greater Stanford	100%	—	—	250,000	—		228,000	478,000
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	369,162	—	105,000	700,000		692,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
901 California Avenue/Greater Stanford	100%	6,337	—	56,924	—		—	56,924
Mega Campus: 88 Bluxome Street/SoMa	100%	331,907	—	1,070,925	—		—	1,070,925
Mega Campus: 1122, 1150, and 1178 El Camino Real/South San Francisco	100%	335,885	—	—	—		1,930,000	1,930,000
Mega Campus: 211(3), 213(3), 249, 259, 269, and 279 East Grand Avenue/ South San Francisco	100%	6,624	—	—	—		90,000	90,000
211 East Grand Avenue
Other value-creation projects	100%	—	—	—	—		25,000	25,000
		1,577,931	530,602	2,307,596	700,000		3,256,830	6,795,028
New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	115,368	65,558	135,938	—		—	201,496
30-02 48th Avenue and 47-50 30th Street
Mega Campus: Alexandria Center® for Life Science – New York City/ New York City	100%	98,380	—	—	550,000	(4)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	—		579,947	579,947
		$213,748	65,558	135,938	550,000		579,947	1,331,443

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We own a 50.0% ownership interest in 651 Gateway Boulevard aggregating 300,010 RSF and a 51.0% ownership interest in 751 Gateway Boulevard aggregating 230,592 RSF.
(3)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(4)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building approximating 550,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	44

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

San Diego
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	$143,560	84,981	190,074	160,000	333,845	768,900
9805 Scranton Road and 10055 and 10075 Barnes Canyon Road
Scripps Science Park by Alexandria/Sorrento Mesa	100%	121,206	144,113	105,000	70,041	164,000	483,154
10102 Hoyt Park Drive, 10048 and 12019 Meanley Drive, and 10277 Scripps Ranch Boulevard
Mega Campus: One Alexandria Square/Torrey Pines	100%	224,288	—	608,252	—	125,280	733,532
10931, 10933, 11255, and 11355 North Torrey Pines Road and 10975 and 10995 Torreyana Road
Mega Campus: Alexandria Point/University Town Center	55.0%	130,202	—	598,029	—	324,445	922,474
10260 Campus Point Drive and 4110, 4150, and 4161 Campus Point Court
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	41,334	—	200,000	509,000	1,089,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Mega Campus: University District/University Town Center	100%	193,622	—	—	1,137,000	—	1,137,000
9363, 9373, 9393 Towne Centre Drive, 4555 Executive Drive, 8410-8750 Genesee Avenue, and 4282 Esplanade Court
9444 Waples Street/Sorrento Mesa	50.0%	21,058	—	—	149,000	—	149,000
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	14,487	—	—	—	451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	20,281	—	—	—	247,000	247,000
Other value-creation projects	100%	71,919	—	—	—	539,235	539,235
		981,957	229,094	1,701,355	2,025,041	3,275,552	7,231,042
Seattle
Mega Campus: The Eastlake Life Science Campus by Alexandria/ Lake Union	100%	154,126	311,631	—	—	—	311,631
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	76,841	213,976	50,552	—	—	264,528
3301, 3555, and 3755 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/ Lake Union	(2)	342,946	—	1,095,586	—	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	$52,789	—	—	—	597,313	597,313

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of a new Class A property. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% ownership interest in 601 and 701 Dexter Avenue North aggregating 414,986 SF and a 60% ownership interest in the near-term development project at 800 Mercer Street aggregating 869,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	45

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Near Term	Intermediate Term	Future	Total(1)

Seattle (continued)
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	$13,392		—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	79,258		—	—	—	691,000	691,000
		719,352		525,607	1,146,138	—	1,706,713	3,378,458
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	143,407		360,533	250,000	258,000	38,000	906,533
9601, 9603, and 9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
20400 Century Boulevard/Gaithersburg	100%	9,747		44,323	—	—	—	44,323
		153,154		404,856	250,000	258,000	38,000	950,856
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham/ Research Triangle	100%	248,421		376,871	—	—	2,060,000	2,436,871
40 and 41 Moore Drive and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies/ Research Triangle	100%	56,401		180,000	—	—	990,000	1,170,000
4 and 12 Davis Drive
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	4,256		88,038	—	—	—	88,038
Alexandria Center® for AgTech/Research Triangle	100%	37,986		61,680	—	—	—	61,680
9 Laboratory Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	98,089		—	100,000	100,000	855,000	1,055,000
3029 East Cornwallis Road
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle	100%	50,121		—	—	—	750,000	750,000
Other value-creation projects	100%	4,185		—	—	—	76,262	76,262
		499,459		706,589	100,000	100,000	4,731,262	5,637,851
Texas
8800 Technology Forest Place/Greater Houston	100%	42,981		201,499	—	—	116,287	317,786
Other value-creation projects	100%	136,837		—	143,105	—	2,090,000	2,233,105
		179,818		201,499	143,105	—	2,206,287	2,550,891
Other value-creation projects	100%	33,438		—	—	—	474,000	474,000
Total pipeline as of June 30, 2022		$7,843,404	(2)	5,851,124	6,984,447	3,920,041	20,419,252	37,174,864	(1)

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Total square footage includes 4,170,757 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $3.7 billion of projects currently under construction that are 75% leased/negotiating. We also expect to commence construction on pre-leased/negotiating near-term projects aggregating $441.8 million in the next six quarters that are 89% leased/negotiating.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	46

Construction Spending
June 30, 2022
(In thousands)

	Six Months Ended
Construction Spending	June 30, 2022
Additions to real estate – consolidated projects	$1,377,589
Investments in unconsolidated real estate joint ventures	336
Contributions from noncontrolling interests	(99,215)
Construction spending (cash basis)	1,278,710
Change in accrued construction	115,575
Construction spending	1,394,285
Projected construction spending for the six months ending December 31, 2022	1,605,715
Guidance midpoint	$3,000,000	(1)

	Year Ending
Projected Construction Spending	December 31, 2022
Development, redevelopment, and pre-construction projects	$3,106,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(286,000)
Revenue-enhancing and repositioning capital expenditures	98,000
Non-revenue-enhancing capital expenditures	82,000
Guidance midpoint	$3,000,000	(1)

(1)During the three months ended June 30, 2022, we reduced our projected construction spending for the remainder of 2022 by $285 million. Refer to “Guidance” in the Earnings Press Release of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	47

Joint Venture Financial Information
June 30, 2022

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		432,931
225 Binney Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		305,212
300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		131,963
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		1,005,989
601, 611, 651, 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		789,567
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		—	(2)
213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	51.5%		—
Alexandria Point(4)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%		163,648
SD Tech by Alexandria(5)	San Diego	Sorrento Mesa	50.0%		793,957
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		572,887
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,218
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,111
800 Mercer Street	Seattle	Lake Union	40.0%		—

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(6)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(7)	(8)
1450 Research Boulevard	Maryland	Rockville	73.2%	(9)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(9)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)Represents a property currently under construction. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4150, 4161, 4224, and 4242 Campus Point Court in our University Town Center submarket.
(5)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road and 10055 and 10065 Barnes Canyon Road in our Sorrento Mesa submarket.
(6)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(7)Represents our ownership interest; our voting interest is limited to 50%.
(8)Represents a joint venture with a distinguished retail real estate developer for an approximately 90,000 RSF retail shopping center.
(9)Represents a joint venture with a local real estate operator in which our partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
June 30, 2022
(In thousands)

	As of June 30, 2022
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,036,883	$110,461
Cash, cash equivalents, and restricted cash	110,417	4,466
Other assets	351,455	10,400
Secured notes payable (refer to page 53)	(6,077)	(83,998)
Other liabilities	(169,877)	(3,742)
Redeemable noncontrolling interests	(9,612)	—
	$3,313,189	$37,587

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2022		June 30, 2022
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total revenues	$89,263	$167,940	$2,728	$5,566
Rental operations	(25,331)	(48,028)	(638)	(1,370)
	63,932	119,912	2,090	4,196
General and administrative	(547)	(870)	(25)	(96)
Interest	—	—	(918)	(1,778)
Depreciation and amortization of real estate assets	(26,418)	(50,099)	(934)	(1,889)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	402	—	—
	$37,168	$69,345	$213	$433

Straight-line rent and below-market lease revenue	$4,309	$8,633	$287	$540
Funds from operations(2)	$63,586	$119,444	$1,147	$2,322

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
June 30, 2022
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our non-real estate investments and investment income. For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	June 30, 2022
	Three Months Ended	Six Months Ended	Year Ended December 31, 2021
Realized gains	$28,647	$51,761	$215,845	(1)
Unrealized (losses) gains	(68,128)	(331,561)	43,632
Investment (loss) income	$(39,481)	$(279,800)	$259,477

	June 30, 2022
Investments	Cost		Unrealized Gains		Carrying Amount

Publicly traded companies	$220,033		$24,292	(2)	$244,325
Entities that report NAV	433,133		355,062		788,195
Entities that do not report NAV:
Entities with observable price changes	68,744		80,457		149,201
Entities without observable price changes	395,271		—		395,271
Investments accounted for under the equity method of accounting	N/A		N/A		80,469
June 30, 2022	$1,117,181	(3)	$459,811	(4)	$1,657,461

December 31, 2021	$1,007,303		$797,673		$1,876,564

(1)Includes six separate significant realized gains aggregating $110.1 million related to the following transactions: (i) the sales of investments in three publicly traded biotechnology companies, (ii) a distribution received from a limited partnership investment, and (iii) the acquisition of two of our privately held non-real estate investments in a biopharmaceutical company and a biotechnology company.
(2)Comprises gross unrealized gains and losses of $122.5 million and $98.2 million, respectively.
(3)Represents 3.0% of gross assets as of June 30, 2022.
(4)Comprises gross unrealized gains and losses of $565.5 million and $105.7 million, respectively.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
June 30, 2022

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.5B

$3,000
$3,000
$3,000
$270
$150
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/21
6/30/22
12/31/22 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$2,850
Outstanding forward equity sales agreements(1)	1,697
Cash, cash equivalents, and restricted cash	518
Remaining construction loan commitments	169
Investments in publicly traded companies	244
Liquidity as of June 30, 2022	$5,478

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of 9.0 million shares of forward equity sales agreements.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
June 30, 2022
(In millions)

Weighted-Average Remaining Term of 13.6 Years

(1)Refer to footnote 3 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
June 30, 2022
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$678	$24,308	$24,986	0.2%	3.78%	4.6
Unsecured senior notes payable	10,096,462	—	10,096,462	98.3	3.51	13.8
Unsecured senior line of credit(2)	—	—	—	—	N/A	3.5
Commercial paper program	—	149,958	149,958	1.5	2.02	(3)
Total/weighted average	$10,097,140	$174,266	$10,271,406	100.0%	3.49%	13.6	(3)
Percentage of total debt	98.3%	1.7%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)During the year ended December 31, 2021, we achieved certain sustainability measures, as described in our unsecured senior line of credit agreement, which reduced the borrowing rate by one basis point for a one-year period to LIBOR+0.815% from LIBOR+0.825%.
(3)The commercial paper program provides us with the ability to issue up to $1.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. There was $150.0 million of commercial paper notes outstanding as of June 30, 2022. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.815%. As such, we calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper, the consolidated weighted-average maturity of our debt is 13.5 years. The commercial paper notes sold during the three months ended June 30, 2022 were issued at a weighted-average yield to maturity of 1.35% and had a weighted-average maturity term of 11 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	June 30, 2022	Requirement	June 30, 2022
Total Debt to Total Assets	≤ 60%	29%	≤ 60.0%	28.5%
Secured Debt to Total Assets	≤ 40%	0.1%	≤ 45.0%	0.1%
Consolidated EBITDA to Interest Expense	≥ 1.5x	15.7x	≥ 1.50x	4.55x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	333%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	11.91x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt						At 100%
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)
1401/1413 Research Boulevard	65.0%	12/23/24	2.70%		3.32%	$28,500	$28,064
1655 and 1725 Third Street	10.0%	3/10/25	4.50%		4.57%	600,000	598,868
101 West Dickman Street	57.9%	11/10/26	SOFR+1.95%	(3)	3.51%	26,750	10,129
1450 Research Boulevard	73.2%	12/10/26	SOFR+1.95%	(3)	N/A	13,000	—
						$668,250	$637,061

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of June 30, 2022.
(3)This loan is subject to a fixed SOFR floor rate of 0.75%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	53

Summary of Debt (continued)
June 30, 2022
(Dollars in thousands)

Debt	Stated Rate		Interest Rate(1)		Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,							Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2022	2023	2024	2025	2026		Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%		3.71%		11/19/26	$—	$—	$—	$—	$25,975		$—	$25,975	$(1,667)	$24,308
San Francisco Bay Area	6.50%		6.50		7/1/36	28	30	32	34	36		518	678	—	678
Secured debt weighted-average interest rate/subtotal	2.80%		3.78			28	30	32	34	26,011		518	26,653	(1,667)	24,986

Commercial paper program(4)(5)	2.02%	(4)	2.02	(4)	(4)	(4)	—	—	—	150,000	(4)	—	150,000	(42)	149,958
Unsecured senior line of credit(5)	L+0.815%		N/A		1/6/26	—	—	—	—	—		—	—	—	—
Unsecured senior notes payable	3.45%		3.62		4/30/25	—	—	—	600,000	—		—	600,000	(2,498)	597,502
Unsecured senior notes payable	4.30%		4.50		1/15/26	—	—	—	—	300,000		—	300,000	(1,748)	298,252
Unsecured senior notes payable – green bond	3.80%		3.96		4/15/26	—	—	—	—	350,000		—	350,000	(1,873)	348,127
Unsecured senior notes payable	3.95%		4.13		1/15/27	—	—	—	—	—		350,000	350,000	(2,323)	347,677
Unsecured senior notes payable	3.95%		4.07		1/15/28	—	—	—	—	—		425,000	425,000	(2,361)	422,639
Unsecured senior notes payable	4.50%		4.60		7/30/29	—	—	—	—	—		300,000	300,000	(1,579)	298,421
Unsecured senior notes payable	2.75%		2.87		12/15/29	—	—	—	—	—		400,000	400,000	(3,082)	396,918
Unsecured senior notes payable	4.70%		4.81		7/1/30	—	—	—	—	—		450,000	450,000	(2,982)	447,018
Unsecured senior notes payable	4.90%		5.05		12/15/30	—	—	—	—	—		700,000	700,000	(6,679)	693,321
Unsecured senior notes payable	3.375%		3.48		8/15/31	—	—	—	—	—		750,000	750,000	(5,946)	744,054
Unsecured senior notes payable – green bond	2.00%		2.12		5/18/32	—	—	—	—	—		900,000	900,000	(9,257)	890,743
Unsecured senior notes payable	1.875%		1.97		2/1/33	—	—	—	—	—		1,000,000	1,000,000	(9,272)	990,728
Unsecured senior notes payable – green bond	2.95%		3.07		3/15/34	—	—	—	—	—		800,000	800,000	(9,109)	790,891
Unsecured senior notes payable	4.85%		4.93		4/15/49	—	—	—	—	—		300,000	300,000	(3,159)	296,841
Unsecured senior notes payable	4.00%		3.91		2/1/50	—	—	—	—	—		700,000	700,000	10,273	710,273
Unsecured senior notes payable	3.00%		3.08		5/18/51	—	—	—	—	—		850,000	850,000	(12,176)	837,824
Unsecured senior notes payable	3.55%		3.63		3/15/52	—	—	—	—	—		1,000,000	1,000,000	(14,767)	985,233
Unsecured debt weighted average/subtotal			3.49			—	—	—	600,000	800,000		8,925,000	10,325,000	(78,580)	10,246,420
Weighted-average interest rate/total			3.49%			$28	$30	$32	$600,034	$826,011		$8,925,518	$10,351,653	$(80,247)	$10,271,406

Balloon payments						$—	$—	$—	$600,000	$825,975		$8,925,068	$10,351,043	$—	$10,351,043
Principal amortization						28	30	32	34	36		450	610	(80,247)	(79,637)
Total debt						$28	$30	$32	$600,034	$826,011		$8,925,518	$10,351,653	$(80,247)	$10,271,406

Fixed-rate debt						$28	$30	$32	$600,034	$650,036		$8,925,518	$10,175,678	$(78,538)	$10,097,140
Variable-rate debt						—	—	—	—	175,975		—	175,975	(1,709)	174,266
Total debt						$28	$30	$32	$600,034	$826,011		$8,925,518	$10,351,653	$(80,247)	$10,271,406

Weighted-average stated rate on maturing debt						N/A	N/A	N/A	3.45%	3.62%		3.36%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue, of which we own a 75.0% interest. As of June 30, 2022, this joint venture has $169.3 million available under the existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnote 3 on the prior page under “Fixed-rate and variable-rate debt.”
(5)We plan to amend and extend our unsecured senior line of credit in 2H22. We may also consider increasing the size of our commercial paper program up to 50% of the total commitments under our unsecured senior line of credit.

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Definitions and Reconciliations
June 30, 2022

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Net income (loss)	$309,382	$(117,392)	$99,796	$124,433	$404,520
Interest expense	24,257	29,440	34,862	35,678	35,158
Income taxes	2,089	3,571	4,156	3,672	2,800
Depreciation and amortization	242,078	240,659	239,254	210,842	190,052
Stock compensation expense	14,340	14,028	14,253	9,728	12,242
Loss on early extinguishment of debt	3,317	—	—	—	—
(Gain) loss on sales of real estate	(214,219)	—	(124,226)	435	—
Significant realized gains on non-real estate investments	—	—	—	(52,427)	(34,773)
Unrealized losses (gains) on non-real estate investments	68,128	263,433	139,716	14,432	(244,031)
Impairment of real estate	—	—	—	42,620	4,926
Adjusted EBITDA	$449,372	$433,739	$407,811	$389,413	$370,894

Total revenues	$643,764	$615,065	$576,923	$547,759	$509,619

Adjusted EBITDA margin	70%	71%	71%	71%	73%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of June 30, 2022, approximately 91% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold, or near term prospective net operating income.

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Definitions and Reconciliations (continued)
June 30, 2022

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Construction costs related to active development and redevelopment projects under contract

Includes (i) costs incurred to date, (ii) remaining costs to complete under a general contractor's guaranteed maximum price construction contract or other fixed contracts, and (iii) our maximum committed tenant improvement allowances under our executed leases. The general contractor's guaranteed maximum price contract or other fixed contracts reduce our exposure to costs of construction materials, labor, and services from third-party contractors and suppliers, unless the overruns result from, among other things, a force majeure event or a change in the scope of work covered by the contract.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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Definitions and Reconciliations (continued)
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Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Adjusted EBITDA	$449,372	$433,739	$407,811	$389,413	$370,894

Interest expense	$24,257	$29,440	$34,862	$35,678	$35,158
Capitalized interest	68,202	57,763	44,078	43,185	43,492
Amortization of loan fees	(3,236)	(3,103)	(2,911)	(2,854)	(2,859)
Amortization of debt (discounts) premiums	(267)	424	502	498	465
Cash interest and fixed charges	$88,956	$84,524	$76,531	$76,507	$76,256

Fixed-charge coverage ratio:
– quarter annualized	5.1x	5.1x	5.3x	5.1x	4.9x
– trailing 12 months	5.1x	5.1x	5.0x	4.8x	4.6x

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2022		June 30, 2022
(In thousands)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net income	$37,168	$69,345	$213	$433
Depreciation and amortization of real estate assets	26,418	50,099	934	1,889
Funds from operations	$63,586	$119,444	$1,147	$2,322
Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Total assets	$33,244,053	$32,844,256	$30,219,373	$28,558,718	$27,018,850
Accumulated depreciation	4,060,536	3,951,666	3,771,241	3,614,440	3,461,780
Gross assets	$37,304,589	$36,795,922	$33,990,614	$32,173,158	$30,480,630

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

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Definitions and Reconciliations (continued)
June 30, 2022

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended June 30, 2022, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

Investments in real estate

The following table reconciles our investments in real estate as of June 30, 2022:

(In thousands)	Investments in Real Estate
Gross investments in real estate – North America	$31,996,462
Less: accumulated depreciation – North America	(4,056,183)
Net investments in real estate – North America	27,940,279
Net investments in real estate – Asia	12,652
Investments in real estate	$27,952,931

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Definitions and Reconciliations (continued)
June 30, 2022

The square footage presented in the table below includes RSF of buildings in operation as of June 30, 2022, primarily representing lease expirations at recently acquired properties that also have inherent future development or redevelopment opportunities and for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2022	2023	Thereafter		Total
Near-term projects:
40 Sylvan Road/Route 128	Redev	—	312,845	—		312,845
275 Grove Street/Route 128	Redev	48,793	—	111,458	(1)	160,251
840 Winter Street/Route 128	Redev	—	10,265	17,965		28,230
3825 Fabian Way/Greater Stanford	Redev	—	250,000	—		250,000
3301 Monte Villa Parkway/Bothell	Redev	50,552	—	—		50,552
Other/Texas	Redev	—	—	143,105	(1)	143,105
		99,345	573,110	272,528		944,983
Intermediate-term projects:
9444 Waples Street/Sorrento Mesa	Dev	23,789	—	4,746		28,535
		23,789	—	4,746		28,535
Future projects:
550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	260,867	(1)	260,867
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506		195,506
Other/Greater Boston	Redev	—	—	167,549	(1)	167,549
1122 El Camino Real/South San Francisco	Dev	—	—	223,232		223,232
1150 El Camino Real/South San Francisco	Dev	—	—	431,940	(1)	431,940
3875 Fabian Way/Greater Stanford	Redev	—	—	228,000		228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000		110,000
219 East 42nd Street/New York City	Dev	—	—	349,947		349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	—	84,829		84,829
4161 Campus Point Court/University Town Center	Dev	—	159,884	—		159,884
10260 Campus Point Drive/University Town Center	Dev	—	109,164	—		109,164
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	689,938		689,938
4025 and 4045 Sorrento Valley Boulevard/Sorrento Valley	Dev	10,926	—	11,960	(1)	22,886
601 Dexter Avenue North/Lake Union	Dev	—	18,680	—		18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380	(1)	42,380
Other/Seattle	Dev	—	92,205	10,232	(1)	102,437
		10,926	379,933	2,806,380		3,197,239
		134,060	953,043	3,083,654		4,170,757

(1)Includes vacant square footage as of June 30, 2022.
Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

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Definitions and Reconciliations (continued)
June 30, 2022

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our operating RSF as of June 30, 2022:

Operating RSF
Mega campus	27,046,236
Non-mega campus	14,037,293
Total	41,083,529

Mega campus RSF as a percentage of total operating property RSF	66%

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	6/30/22		3/31/22		12/31/21		9/30/21		6/30/21
Secured notes payable	$24,986		$208,910		$205,198		$198,758		$227,984
Unsecured senior notes payable	10,096,462		10,094,337		8,316,678		8,314,851		8,313,025
Unsecured senior line of credit and commercial paper	149,958		—		269,990		749,978		299,990
Unamortized deferred financing costs	78,978		81,175		65,476		65,112		66,913
Cash and cash equivalents	(420,258)		(775,060)		(361,348)		(325,872)		(323,876)
Restricted cash	(97,404)		(95,106)		(53,879)		(42,182)		(33,697)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$9,832,722		$9,514,256		$8,442,115		$8,960,645		$8,550,339

Adjusted EBITDA:
– quarter annualized	$1,797,488		$1,734,956		$1,631,244		$1,557,652		$1,483,576
– trailing 12 months	$1,680,335		$1,601,857		$1,517,838		$1,442,929		$1,371,586

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.5	x	5.5	x	5.2	x	5.8	x	5.8	x
– trailing 12 months	5.9	x	5.9	x	5.6	x	6.2	x	6.2	x

Space Intentionally Blank

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Definitions and Reconciliations (continued)
June 30, 2022

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	6/30/22	6/30/21	6/30/22	6/30/21
Net income	$309,382	$404,520	$191,990	$430,053

Equity in earnings of unconsolidated real estate joint ventures	(213)	(2,609)	(433)	(6,146)
General and administrative expenses	43,397	37,880	84,328	71,876
Interest expense	24,257	35,158	53,697	71,625
Depreciation and amortization	242,078	190,052	482,737	370,965
Impairment of real estate	—	4,926	—	10,055
Loss on early extinguishment of debt	3,317	—	3,317	67,253
Gain on sales of real estate	(214,219)	—	(214,219)	(2,779)
Investment loss (income)	39,481	(304,263)	279,800	(305,277)
Net operating income	447,480	365,664	881,217	707,625
Straight-line rent revenue	(27,362)	(27,903)	(69,387)	(55,285)
Amortization of acquired below-market leases	(16,760)	(13,267)	(30,675)	(25,379)
Net operating income (cash basis)	$403,358	$324,494	$781,155	$626,961

Net operating income (cash basis) – annualized	$1,613,432	$1,297,976	$1,562,310	$1,253,922

Net operating income (from above)	$447,480	$365,664	$881,217	$707,625
Total revenues	$643,764	$509,619	$1,258,829	$989,468
Operating margin	70%	72%	70%	72%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

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Definitions and Reconciliations (continued)
June 30, 2022

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
The following table reconciles the number of same properties to total properties for the six months ended June 30, 2022:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2021	Properties
5 and 9 Laboratory Drive	2	700 Quince Orchard Road	1
4 Davis Drive	1	3160 Porter Drive	1
201 Brookline Avenue	1	5505 Morehouse Drive	1
10055 Barnes Canyon Road	1	Other	1
15 Necco Street	1		4
751 Gateway Boulevard	1
325 Binney Street	1	Acquisitions after January 1, 2021	Properties
1150 Eastlake Avenue East	1	3301, 3303, 3305, 3307, 3420, and 3440 Hillview Avenue	6
10102 Hoyt Park Drive	1
9810 Darnestown Road	1	Sequence District by Alexandria	5
99 Coolidge Avenue	1	Alexandria Center® for Life Science – Fenway	1
500 North Beacon Street and 4 Kingsbury Avenue	2
		550 Arsenal Street	1
9808 Medical Center Drive	1	1501-1599 Industrial Road	6
6040 George Watts Hill Drive	1	One Investors Way	2
	16	2475 Hanover Street	1
Development – placed into		10975 and 10995 Torreyana Road	2
service after January 1, 2021	Properties	Pacific Technology Park	6
1165 Eastlake Avenue East	1	1122 and 1150 El Camino Real	2
201 Haskins Way	1	12 Davis Drive	1
825 and 835 Industrial Road	2	7360 Carroll Road	1
9950 Medical Center Drive	1	8505 Costa Verde Boulevard and 4260 Nobel Drive	2
3115 Merryfield Row	1
8 and 10 Davis Drive	2	225 and 235 Presidential Way	2
	8	104 TW Alexander Drive	4
Redevelopment – under construction	Properties	One Hampshire Street	1
30-02 48th Avenue	1	Intersection Campus	12
The Arsenal on the Charles	11	Other	48
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive	4		103
		Unconsolidated real estate JVs	4
840 Winter Street	1	Properties held for sale	1
20400 Century Boulevard	1
9601 and 9603 Medical Center Drive	2	Total properties excluded from same properties	170
One Rogers Street	1
40, 50, and 60 Sylvan Road	3	Same properties	266
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6	Total properties in North America as of June 30, 2022	436

651 Gateway Boulevard	1
8800 Technology Forest Place	1
Other	2
	34

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Definitions and Reconciliations (continued)
June 30, 2022

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Income from rentals	$640,959	$612,554	$574,656	$546,527	$508,371	$1,253,513	$987,066
Rental revenues	(485,067)	(469,537)	(435,637)	(415,918)	(396,804)	(954,604)	(767,037)
Tenant recoveries	$155,892	$143,017	$139,019	$130,609	$111,567	$298,909	$220,029

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Unencumbered net operating income	$446,473	$420,960	$390,017	$371,026	$353,104
Encumbered net operating income	1,007	12,777	11,189	10,738	12,560
Total net operating income	$447,480	$433,737	$401,206	$381,764	$365,664
Unencumbered net operating income as a percentage of total net operating income	100%	97%	97%	97%	97%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

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Definitions and Reconciliations (continued)
June 30, 2022

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of June 30, 2022, we had Forward Agreements outstanding to sell an aggregate of 9.0 million shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Basic shares for earnings per share	161,412	158,198	153,464	150,854	145,825	159,814	141,596
Forward Agreements	—	—	843	707	233	—	300
Diluted shares for earnings per share	161,412	158,198	154,307	151,561	146,058	159,814	141,896

Basic shares for funds from operations per share and funds from operations per share, as adjusted	161,412	158,198	153,464	150,854	145,825	159,814	141,596
Forward Agreements	—	11	843	707	233	—	300
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	161,412	158,209	154,307	151,561	146,058	159,814	141,896

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	64